U
NITED STATES
SECURITIES AND EXCH
ANG
E COMMISSION
Washington, D.C. 20549
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ARTHUR J. GALLAGHER & CO.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Arthur J. Gallagher & Co.

Notice of 2023 Annual Meeting and Proxy Statement

Gallagher

Insurance | Risk Management | Consulting

Message To Our Stockholders

We had another outstanding year in 2022. On a combined basis,

our core brokerage and risk management segments produced

adjusted revenue1 growth of 24.3% (to $8.4 billion) and adjusted

EBITDAC1 growth of 18.4% (to $2.5 billion). We achieved organic revenue growth of 10.2% in our core brokerage and risk

management segments, our highest in two decades, improving

upon last year’s outstanding organic revenue growth performance.

Dear Fellow Stockholder,	March 27, 2023

On behalf of our Board of Directors, I invite you to attend our 2023 Annual Meeting of Stockholders. We will be conducting our Annual Meeting virtually again this year. If you are not able to attend, we encourage you to vote by proxy. These proxy materials contain detailed information about the matters on which we are asking you to vote. We hope you will read these materials and then vote in accordance with the Board’s recommendations. Your vote is very important to us.

Financial Performance. We had another outstanding year in 2022. On a combined basis, our core brokerage and risk management segments produced adjusted revenue[1] growth of 24.3% (to $8.4 billion) and adjusted EBITDAC[1] growth of 18.4% (to $2.5 billion). We achieved organic revenue growth of 10.2% in our core brokerage and risk management segments, our highest in two decades, improving upon last year’s outstanding organic revenue growth performance. We completed acquisitions representing $246.5 million in estimated annualized revenue and made significant progress integrating the treaty reinsurance brokerage operations of Willis Towers Watson plc (Willis Re). I am pleased to report that during a year of integration, the acquired Willis Re operations exceeded our full-year 2022 pro forma financial performance expectations and were substantially assimilated into Gallagher Re. It was truly a fantastic year for our franchise, and I am excited about our future.

Board Contributions to Strategy and Risk Oversight. Our Board of Directors is comprised of a group of committed and highly qualified individuals who care deeply about our company and bring a diversity of experiences and perspectives to our Board deliberations. Our directors’ diverse professional backgrounds, skill sets and independent thought leadership have been invaluable to me and the management team in establishing our long-term business strategy, executing on that strategy and managing both short- and long-term risks facing the company. I am grateful to our directors for their dedicated service and I encourage you to support each director nominee on this year’s ballot.

Commitment to Stockholder Engagement. Our Board values the feedback and insights gained from our engagement with stockholders. During the past year, in addition to our regular discussions with stockholders regarding our financial results, we engaged with stockholders representing more than 50% of shares outstanding on corporate governance, broader environmental, social and governance (ESG) matters and executive compensation. We are committed to including our stockholders’ perspectives in our deliberations and we believe that regular communication is necessary in order to ensure thoughtful and informed consideration of evolving best practices in areas of concern for our stockholders.

ESG. In 2022, we published an updated Climate Disclosure Report, which includes a goal of Net Zero emissions in our direct operations (Scope 1 and Scope 2) by 2050. We also continued to make progress on inclusion and diversity. Among other initiatives, we continued to strengthen Gallagher Connect Partners, an inclusive network of insurance firms strategically selected to best serve our clients’ risk management, insurance and supplier diversity needs.

Our Unique Culture. Now, more than ever, I believe that our culture is a true competitive advantage and a key differentiator when recruiting and retaining talent, attracting acquisition partners, retaining our valued clients and winning new business. Our ability to create long-term value for stockholders depends upon our most important asset, our people. As a testament to our people and their commitment to doing business the right way, this past month we were recognized by the Ethisphere Institute for the 13th time as one of the World’s Most Ethical Companies®.

Looking Ahead. During the course of 2022, clients added exposures and coverages to their existing insurance programs, payrolls and covered lives increased, demand for our benefits consulting services grew, and we experienced growth in new arising claim counts within our claims handling business. We believe increases in property/casualty rates will continue throughout 2023 due to rising loss costs, higher reinsurance pricing (particularly in property catastrophe), increased frequency of catastrophe losses and social inflation. While there are positive indications for our business, there are also potential challenges and uncertainty stemming from geopolitical instability, inflation and rising interest rates. As we have done throughout our history, I believe our team will rise to the occasion and meet the challenges that come our way in 2023. With more than 43,000 colleagues continuing to deliver the very best insurance and risk management advice to clients and prospects, day-in and day-out, I am confident that we are positioned for another outstanding year.

As you read these proxy materials, you will see that Kay McCurdy is not standing for re-election to our Board. Over her 17 years as a director we saw a period of sustained growth for our company. She contributed meaningfully to our financial success and, as importantly, to maintaining our unique culture. I want to personally express my deep gratitude for her years of service and friendship.

On behalf of our Board of Directors, thank you for your continued support. We look forward to welcoming you at our 2023 Annual Meeting.

Sincerely,

J. Patrick Gallagher, Jr.

Chairman of the Board,

President and Chief Executive Officer

1 See Exhibit B for reconciliations of non-GAAP measures.

Arthur J. Gallagher & Co.

2850 Golf Road

Rolling Meadows, Illinois 60008-4050

Notice of 2023 Annual Meeting of Stockholders

Dear Stockholder:

We are pleased to invite you to the 2023 Annual Meeting of Stockholders of Arthur J. Gallagher & Co. (Gallagher or the company), which will be held as a virtual meeting, conducted via live audio webcast, on May 9, 2023, at 9:00 AM CDT. At the meeting, stockholders will vote on each item described below and we will transact such other business that properly comes before the meeting.

Voting Items	Board Recommendations

• Elect each of the 9 nominees named in the accompanying Proxy Statement as directors to hold office until our 2024 Annual Meeting (Item 1)	FOR each nominee

• Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Item 2)	FOR

• Approve, on an advisory basis, the compensation of our named executive officers (Item 3)	FOR

• Vote, on an advisory basis, on the frequency of holding future advisory stockholder votes to approve the compensation of our named executive officers (Item 4)	1 YEAR

• Approve the Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law (Item 5)	FOR

Stockholders of record at the close of business on March 16, 2023 are entitled to notice of and to vote at the Annual Meeting. The applicable voting standard and the treatment of abstentions and “broker non-votes” for each of these items are set forth on page 52 of the Proxy Statement. Stockholders may vote shares prior to the meeting by visiting www.proxyvote.com.

On the day of the Annual Meeting, stockholders of record as of the close of business on March 16, 2023, the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/AJG2023, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice of Internet Availability of Proxy Materials indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice of Internet Availability of Proxy Materials. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

Stockholders are encouraged to log in to the Annual Meeting website before the Annual Meeting begins. Online check-in will be available approximately 10 minutes before the meeting starts. Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be set forth in our meeting rules of conduct, which stockholders will be able to view during the meeting.

We urge you to read the Proxy Statement for additional information concerning the matters to be considered at the Annual Meeting and then vote in accordance with the Board’s recommendations. Your vote is very important to us.

By Order of the Board of Directors

WALTER D. BAY

GENERAL COUNSEL AND SECRETARY

March 27, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 9, 2023:

We are making this Notice of Annual Meeting, this Proxy Statement, our 2022 Annual Report, and the Notice of Internet Availability of Proxy Materials available on the Internet at www.materials.proxyvote.com/363576 and mailing copies of these proxy materials to certain stockholders on or about March 27, 2023.

Proxy Statement Table of Contents

Corporate Governance

Item 1 – Election of Directors	1

Board Leadership Structure	8

Director Independence	8

Compensation Committee Interlocks and Insider Participation	9

Board’s Role in Risk Oversight	9

ESG Oversight and Activities	13

Other Board Matters	13

Director Compensation	14

Certain Relationships and Related Person Transactions	15

Security Ownership by Certain Beneficial Owners and Management	16

Equity Compensation Plan Information	18

Audit Matters

Item 2 – Ratification of Appointment of Independent Auditor	19

Audit Committee Report	20

Executive Compensation

Compensation Discussion and Analysis	21

Overview of Our Executive Compensation Program	22

2022 Compensation	24

Compensation Decision-Making Process	30

Comparative Market Assessment	31

Compensation Committee Report	32

Executive Compensation Tables	33

Item 3 – Advisory Vote to Approve the Compensation of Our Named Executive Officers	43

Item 4 – Advisory Vote on the Frequency of Future Stockholder Votes to Approve the Compensation of Our Named Executive Officers	44

Pay versus Performance	45

CEO Pay Ratio	48

Management Proposal

Item 5 – Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law	49

Questions and Answers About the Annual Meeting	51

Exhibits

Exhibit A: Proposed Amendment to the Company’s Amended and Restated Certificate of Incorporation	A-1

Exhibit B: Information Regarding Non-GAAP Measures	B-1

Exhibit C: Resources	C-1

FREQUENTLY REFERENCED TOPICS

Some of the statements in this proxy statement, including those related to our goal of achieving net zero carbon emissions for our direct operations (Scope 1 and Scope 2) by 2050, may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and are subject to certain risks and uncertainties that could cause actual results to differ materially. Factors that could cause our future performance and actual results or outcomes to differ, possibly materially, from those expressed in the forward-looking statements include, but are not limited to, our ability to formulate and implement plans to reduce our Scope 1 and 2 carbon emissions as anticipated; our reliance on third parties, whose actions are outside our control; and the lack of widely accepted standards for measuring carbon emissions associated with insurance and resinsurance brokerage, consulting and claims managements activities, as well as other factors discussed in our 2022 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and the other filings we make with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date of the applicable document. We do not undertake any obligation to update any forward-looking statements made in or release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement, which speaks as of the date issued, or to reflect new information, future or unexpected events or otherwise, except as required by applicable law or regulation. In addition, historical, current and forward-looking sustainability-related or ESG-related statements may be used based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Item 1 – Election of Directors

Corporate Governance

ITEM 1 – Election of Directors

Evaluation Process for Director Candidates

The Nominating/Governance Committee considers director candidates suggested by stockholders, management or other members of the Board and may hire consultants or search firms to help identify and evaluate potential director candidates. In some cases, nominees have been individuals known to Board members or others through business or other relationships. For information regarding how stockholders can submit a director candidate for consideration by the Nominating/Governance Committee, as well as for information regarding “proxy access,” see pages 53-54.

The Nominating/Governance Committee evaluates director candidates by considering their judgment, qualifications, attributes, skills, integrity, gender, racial/ethnic diversity, international business or other experience relevant to our global activities, and other factors it deems appropriate. The Committee looks for candidates who are leaders in the organizations with which they are affiliated and have experience in positions with a high degree of responsibility. The Committee seeks candidates free from relationships or conflicts of interest that could interfere with the director’s duties to Gallagher or our stockholders. The Committee also evaluates candidates’ independence and takes into account applicable requirements under Securities and Exchange Commission (SEC) rules and New York Stock Exchange (NYSE) listing standards.

Board Diversity

Our Board of Directors (Board) reflects diversity of gender, race/ethnicity, nationality, age, professional background and viewpoints. Of our nine director nominees, two are women and two are racially/ethnically diverse. We are committed to maintaining a diverse and inclusive Board. Our Board has adopted the “Rooney Rule” for director searches. Under this policy, our Governance Guidelines provide that, when recruiting director candidates, the Nominating/Governance Committee includes, and requests that any search firm it engages include, qualified women and racially/ethnically diverse persons in the pool from which new director nominees are chosen. The Committee actively seeks Board members from diverse backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Committee assesses the effectiveness of the Board’s diversity search policy as part of its annual review process.

The company has a director retirement policy. Generally, no person who has attained the age of 78 years by the date of election is eligible for election as a director. However, if the Board determines that continued service is appropriate, the Board may extend a director’s eligibility for one or two years. William L. Bax will have attained the age of 79 by the date of the 2023 Annual Meeting. The Board has determined that extending the retirement date for Mr. Bax and nominating him for election at the 2023 Annual Meeting is in the best interest of the company and our stockholders.

Board Nominees and Vote Required

Upon the recommendation of the Nominating/Governance Committee, the Board has nominated our Chairman and Chief Executive Officer (CEO) and each of the additional eight individuals listed below to hold office until the next annual meeting and the election and qualification of their successors or, if earlier, until their resignation, death or removal. Each of the nominees currently serves on the Board and has consented to serve for a new term if elected. However, if any nominee should become unable or unwilling to serve, the Board may nominate another person to stand for election or reduce the size of the Board. Kay W. McCurdy, a current director, is not standing for re-election to the Board and the Board will be reduced to 9 members, effective on the date of the 2023 Annual Meeting.

Each director nominee who receives more “FOR” votes than “AGAINST” votes at the Annual Meeting will be elected. Abstentions will have the same effect as a vote “AGAINST.” Any incumbent director nominee who receives a greater number of votes “AGAINST” election than votes “FOR” election is required to tender an offer of resignation for consideration by the Nominating/Governance Committee in accordance with our Governance Guidelines.

2023 PROXY STATEMENT	1

Item 1 – Election of Directors

Director Qualifications Matrix

The table below summarizes the key qualifications and areas of experience that led our Board to conclude that each non-management director nominee is qualified to serve on our Board, but is not intended to be an exhaustive list of their qualifications or contributions.

Non-Management Directors	CEO Experience	Finance / Capital Markets	Change Management	Risk Management / Governance	Sales and Marketing	International	Insurance Industry	Gender Diversity	Racial / Ethnic Diversity	Independence

Sherry S. Barrat	X	X	X	X	X	X		X		X

William L. Bax		X		X						X

Teresa H. Clarke	X	X	X	X		X		X	X	X

D. John Coldman	X					X	X

David S. Johnson (Lead Independent Director)	X		X	X	X	X				X

Christopher C. Miskel	X		X		X	X			X	X

Ralph J. Nicoletti		X		X		X				X

Norman L. Rosenthal		X		X			X			X

2

Item 1 – Election of Directors

The Board recommends that you vote “FOR” the election of each of the director nominees listed below

Age: 73 Director since: 2013 Independent Committee Memberships: • Compensation (Chair) • Nominating/Governance • Risk and Compliance Public Company Boards: 3

SHERRY S. BARRAT

Ms. Barrat retired in 2012 as Vice Chairman of Northern Trust Corporation, a global financial holding company headquartered in Chicago, Illinois. She assumed the role of Vice Chairman in March 2011. From 2006 to 2011, Ms. Barrat served as President of Northern Trust’s personal financial services business, which provides asset management, fiduciary, estate and financial planning, and private banking services to individuals and families around the world. During her 22-year career at Northern Trust, Ms. Barrat served in various other leadership roles and as a member of the Northern Trust Management Committee. Since 1998, Ms. Barrat has served as a director of NextEra Energy, Inc., one of the largest publicly traded electric power companies in the United States, where she serves as Lead Director and on the compensation, governance & nominating and executive committees. Since 2013, Ms. Barrat has also served as an independent trustee or director of certain Prudential Insurance mutual funds, where she serves as vice chair of the investment review committee and a member of the governance & nominating and compliance committees.

Skills and Qualifications

Ms. Barrat’s qualifications to serve on our Board and chair our Compensation Committee include her executive management, operational and financial experience, in particular her deep understanding of the financial services industry and her experience leading a global client service and sales organization. Her roles at Northern Trust, NextEra and Prudential Insurance mutual funds have given her experience navigating complex and changing regulatory environments. She also has significant experience with change management, including planning and implementing a CEO succession plan as part of NextEra’s board.

Age: 79 Director since: 2006 Independent Committee Memberships: • Audit • Risk and Compliance (Chair) Public Company Boards: 1

WILLIAM L. BAX

Mr. Bax was Managing Partner of the Chicago office of PricewaterhouseCoopers (PwC), an international accounting, auditing and consulting firm, from 1997 until his retirement in 2003, and was a partner in the firm for 26 years. Mr. Bax previously served as a director of Sears, Roebuck & Co., a publicly traded retail company, from 2003 to 2005; Andrew Corporation, a publicly traded communications products company, from 2006 to 2007; and mutual fund companies Northern Funds/Northern Institutional Funds, from 2006 to 2018.

Skills and Qualifications

Mr. Bax’s qualifications to serve on our Board and as Chair of our Risk and Compliance Committee include his 26 years as a partner and six years as head of PwC’s Chicago office, his tenure on the boards of two public companies and his experience advising public companies on accounting and disclosure issues.

2023 PROXY STATEMENT	3

Item 1 – Election of Directors

Age: 60 Director since: 2021 Independent Committee Memberships: • Audit Public Company Boards: 2

TERESA H. CLARKE

Since 2010, Ms. Clarke has served as Chair and CEO of Africa.com LLC, a holding company with various digital media assets showcasing Africa-related content. Prior to 2010, Ms. Clarke was a managing director in the investment banking division at Goldman Sachs & Co., a publicly traded financial services firm. During her tenure of over twelve years at Goldman Sachs, she led corporate finance and merger & acquisition transactions for corporate clients in the industrials and real estate sectors. Since 2021, Ms. Clarke has served as a director and audit committee member of American Tower Corporation, a publicly traded global real estate investment trust that owns, operates and develops multi-tenant communications real estate. From 2016 to 2020, Ms. Clarke served as a director of Change Financial Limited, an Australian Stock Exchange publicly traded fintech company, where she served as Board Chair and as a member of the Audit Committee. From 2016 to 2020, she also served as a director of Cim Group Ltd, a Mauritius Stock Exchange publicly traded financial services company, where she served as a member of the corporate governance committee.

Skills and Qualifications

Ms. Clarke’s qualifications to serve on our Board include her extensive international and financial services expertise, particularly in the areas of corporate finance and mergers & acquisitions. In addition, her roles leading or overseeing technology companies have given her valuable experience in change management, including navigating changing regulatory environments and pivoting businesses to take advantage of new technologies.

Age: 75 Director since: 2014 Committee Memberships: • Risk and Compliance Public Company Boards: 1

D. JOHN COLDMAN, OBE

Mr. Coldman began his career at WT Greig, a reinsurance broker. In 1988, he became Managing Director and in 1996 was appointed Chairman of The Benfield Group, the world’s leading independent reinsurance and risk intermediary, until its acquisition by Aon Corporation in 2008. From 2001 to 2006, Mr. Coldman served as Deputy Chairman and a Member of Council of Lloyd’s of London. He is also a past Chairman of Brit PLC, a publicly traded global specialty insurer and reinsurer, from 1996 to 2000, and Omega Insurance Holdings Limited, a publicly traded insurance and reinsurance group, from 2010 to 2012. Mr. Coldman served as the non-executive Chairman of Roodlane Medical Ltd., a privately held healthcare services provider, from 2007 to 2011. A U.K. citizen, Mr. Coldman was appointed an Officer of the Order of the British Empire (OBE) in the Queen’s Birthday Honours List 2017, for “services to business, young people, and charity.”

Skills and Qualifications

Mr. Coldman’s qualifications to serve on our Board include his international insurance industry knowledge, his experience within the Lloyd’s and London marketplaces, his experience with public company matters and mergers and acquisitions, and his significant expertise in reinsurance.

4

Item 1 – Election of Directors

Age: 71 Director since: 1986 Chairman of the Board Since: 2006 Public Company Boards: 1

J. PATRICK GALLAGHER, JR.

Mr. Gallagher has spent his entire career with Arthur J. Gallagher & Co. in a variety of management positions, starting as a Production Account Executive in 1974, then serving as Vice President of Operations from 1985 to 1990, as President and Chief Operating Officer from 1990 to 1995, and as President and Chief Executive Officer since 1995. From 2011 to 2019, Mr. Gallagher served on the board of directors of InnerWorkings, Inc., a global, publicly traded provider of managed print, packaging and promotional solutions, where he was appointed to its compensation and nominating/governance committees.

Skills and Qualifications

Mr. Gallagher is the only member of management serving on the Board. His 49 years of experience with our company and 37 years of service on the Board, his deep knowledge of our company and the insurance industry and his extensive leadership experience greatly enhance the Board’s decision making and enable Mr. Gallagher to serve as a highly effective Chairman of the Board.

Age: 66 Director since: 2003 Independent Lead Director Since : 2016 Committee Memberships: • Compensation • Nominating/Governance • Risk and Compliance Public Company Boards: 1

DAVID S. JOHNSON

Mr. Johnson served as Chief Executive Officer of North America for Aryzta AG, a publicly traded global food business, from 2018 to 2020, and as Non-Executive Chairman from January 2020 to February 2021. From 2009 to 2017, he served as President and Chief Executive Officer of the Americas for Barry Callebaut AG, the world’s largest manufacturer of cocoa and chocolate products, where he also served on the global executive committee. Mr. Johnson served as President and Chief Executive Officer, and as a member of the board, of Michael Foods, Inc., a food processor and distributor, from 2008 to 2009, and as Michael Foods’ President and Chief Operating Officer from 2007 to 2008. From 1986 to 2006, Mr. Johnson served in a variety of senior management roles at Kraft Foods Global, Inc., a global food and beverage company, most recently as President of Kraft Foods North America, and as a member of Kraft Foods’ Management Committee. Prior to that, he held senior positions in marketing, strategy, operations, procurement and general management at Kraft Foods.

Skills and Qualifications

Mr. Johnson’s qualifications to serve on our Board and as Lead Director include his experience as a senior executive of global businesses and his knowledge of corporate governance and executive compensation best practices. These roles provided him with significant experience in change management and navigating complex regulatory environments.

2023 PROXY STATEMENT	5

Item 1 – Election of Directors

Age: 48 Director since: 2020 Independent Committee Memberships: • Audit • Nominating/Governance Public Company Boards: 1

CHRISTOPHER C. MISKEL

Since 2017, Mr. Miskel has served as President and Chief Executive Officer of Versiti, Inc., one of the largest independent blood products supply companies in the United States. From 2013 to 2017, Mr. Miskel served in senior management roles at Baxter International Inc., a publicly traded healthcare company, Baxalta Incorporated, which spun off from Baxter in July 2015, and Shire plc, which acquired Baxalta in June 2016. During this period, Mr. Miskel served as Vice President, U.S. BioScience National Accounts from 2013 to 2014, as Vice President, Plasma Strategy and New Product Development from 2014 to 2015, and as Head – Immunology from 2015 to 2017. Prior to 2013, he served in roles of increasing responsibility at Eli Lilly and Company, a publicly traded healthcare company.

Skills and Qualifications

Mr. Miskel’s qualifications to serve on our Board include his senior executive experience, his involvement in setting strategy for large businesses such as Lilly, Baxter, Baxalta and Shire, his extensive sales and marketing experience, and his knowledge of the healthcare industry and related privacy and cybersecurity issues. His senior roles in the pharmaceutical industry have also provided him with experience navigating complex and changing regulatory environments.

Age: 65 Director since: 2016 Independent Committee Memberships: • Audit (Chair) Public Company Boards: 1

RALPH J. NICOLETTI

Mr. Nicoletti served as Senior Vice President and Chief Financial Officer of The AZEK Company, Inc., a publicly traded building products company, from January 2019 to August 2021. Prior to joining AZEK, Mr. Nicoletti served as Executive Vice President and Chief Financial Officer of Newell Brands, Inc., a publicly traded consumer goods company, from June 2016 to December 2018; as Executive Vice President and Chief Financial Officer of Tiffany & Co., a publicly traded jewelry business, from April 2014 to May 2016; and as Executive Vice President and Chief Financial Officer of Cigna Corporation, a publicly traded global health services and insurance company, from 2011 to 2013; and of Alberto Culver, Inc., a publicly traded manufacturer and distributor of beauty products, from 2007 to 2011. Prior to that, Mr. Nicoletti held a number of financial management positions at Kraft Foods, Inc., finishing his tenure there as Senior Vice President of Corporate Audit. Mr. Nicoletti also serves as a member of the Board and Chair of the Audit Committee of Cooper’s Hawk Winery & Restaurants.

Skills and Qualifications

Mr. Nicoletti’s qualifications to serve on our Board and chair our Audit Committee include his experience as a senior executive of global businesses, his deep financial management expertise, capital markets experience and his experience managing privacy and cybersecurity issues.

6

Item 1 – Election of Directors

Age: 71 Director since: 2008 Independent Committee Memberships: • Audit • Risk and Compliance Public Company Boards: 1

NORMAN L. ROSENTHAL, PH.D.

Since 1996, Dr. Rosenthal has been President of Norman L. Rosenthal & Associates, Inc., a management consulting firm that specializes in the property and casualty insurance industry. He is also an affiliated partner of Lindsay Goldberg LLC, a private equity firm. Dr. Rosenthal served on the board and as a member of the compensation committee of National Interstate Corporation, a publicly traded insurance company specializing in commercial transportation exposures, from June 2015 until it was acquired by another insurance company in November 2016. He currently serves on the board of The Plymouth Rock Company, a privately held group of auto and homeowners’ insurance companies, as well as that of its subsidiary, Plymouth Rock Management Company of New Jersey. Prior to 1996, Dr. Rosenthal spent 15 years as a securities analyst in the property and casualty insurance industry at Morgan Stanley & Co., finishing his tenure there as Managing Director. Dr. Rosenthal holds a Ph.D. in Business and Applied Economics, with an insurance focus, from the Wharton School of the University of Pennsylvania.

Skills and Qualifications

Dr. Rosenthal’s qualifications to serve on our Board include his extensive experience in the insurance and finance industries, including extensive experience serving on public company boards of insurance, reinsurance and reinsurance services companies, and his experience as a securities analyst in his prior executive roles at Morgan Stanley.

2023 PROXY STATEMENT	7

Corporate Governance

Board Leadership Structure

Pat Gallagher currently serves as Chairman of the Board and CEO. With the exception of Messrs. Gallagher and Coldman, all Board members are independent and actively oversee the activities of the Chairman and other members of the senior management team. We believe that our Board leadership structure allows us to take advantage of Pat Gallagher’s extensive experience and knowledge of our business, which enriches the Board’s decision making. Pat Gallagher’s role as Chairman and CEO also enhances communication and coordination between management and the Board on critical issues.

David Johnson has served as our independent Lead Director since 2016. The duties and responsibilities of the independent Lead Director are set forth below.

Independent Lead Director Duties & Responsibilities

Act as a liaison between the Chairman and the independent directors

Be available for consultation and communication with stockholders as appropriate

Call and preside over executive sessions of the independent directors without the Chairman or other members of management present

Consult with the Chairman and approve Board meeting agendas and schedules

Consult with the Chairman and approve information provided to the Board

Consult with committee chairs with respect to agendas and information needs relating to committee meetings

Work closely with and act as an advisor to the Chairman; be available to discuss with other directors concerns about the company or the Board and relay those concerns, where appropriate, to the Chairman or other members of the Board; and be familiar with corporate governance best practices

Provide leadership to the Board if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict

Conduct the annual performance evaluation of the Chairman and CEO in his capacity as Chairman and, together with the Nominating/Governance Committee, evaluate the Board as a whole and review the contributions of each Board member

Perform such other duties and responsibilities as the Board may determine

Our non-management and independent directors meet regularly in executive sessions. Executive sessions are held at the beginning and at the end of each regularly scheduled in-person or virtual Board meeting. Other executive sessions may be called by the independent Lead Director at his discretion or at the request of the Board. Executive sessions at the full-Board level are chaired by our independent Lead Director. The committees of the Board also meet regularly in executive sessions.

The Board believes that its leadership structure as described above provides an effective framework for addressing the risks and opportunities facing our company, as it effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. The Board believes the role of the independent Lead Director underscores our continuing commitment to strong corporate governance and Board independence. The Board believes that the independent Lead Director’s ability to call meetings of independent directors when necessary improves the independence of the Board’s leadership structure and its role in risk oversight.

Director Independence

The Board has conducted its annual review of the independence of each director nominee under NYSE standards and the independence standards set forth in Appendix A of our Governance Guidelines (available on our website located at www.ajg.com/ir, under the heading “Corporate Governance”). Based upon its review, the Board has concluded in its business judgment that, with the exception of Pat Gallagher and D. John Coldman, each of the other director nominees (Sherry S. Barrat, William L. Bax, Teresa H. Clarke, David S. Johnson, Christopher C. Miskel, Ralph J. Nicoletti, and Norman L. Rosenthal) and Kay W. McCurdy, is independent.

8

Corporate Governance

Compensation Committee Interlocks and Insider Participation

During 2022, Sherry S. Barrat, David S. Johnson and Kay W. McCurdy served on the Compensation Committee with Sherry S. Barrat serving as Chair (D. John Coldman served on the Committee during January and February). None of the members of the Board who served on the Compensation Committee from March 2022 onward is a former or current officer or employee of the company or any of our subsidiaries, is involved in a relationship requiring disclosure as an interlocking executive officer or director, or had any relationship requiring disclosure under Item 404 of Regulation S-K. Mr. Coldman resigned from the Compensation Committee, effective as of March 2, 2022 because during our annual governance review, it was determined that Mr. Coldman was no longer independent.

Board’s Role in Risk Oversight

The Board has delegated primary responsibility for risk oversight at Gallagher to the Risk and Compliance Committee. However, the Board retains overall responsibility for risk oversight, reviews significant risk matters at the full-Board level when appropriate, regularly discusses CEO succession planning, including emergency succession plans, and provides oversight of succession planning for certain other senior management positions, in consultation with the CEO.

The Risk and Compliance Committee oversees enterprise risk management (ERM) and compliance with laws and regulations. Among other things, the Committee regularly reviews our major risk exposures and management’s activities to mitigate and monitor such exposures, reviews our business continuity and crisis management framework, including our incident response plans, reviews and discusses with management our risk appetite statements, and reviews our ethics and compliance program, including our Global Standards of Business Conduct and significant legal and regulatory compliance matters. Our Chief Compliance Officer, Chief Information Officer, and Chief Information Security Officer attend each meeting of the Committee and report on significant compliance, data privacy and cybersecurity issues. The company also has a management-level ERM Committee consisting of a Chair and senior personnel representing functional and business areas within the company, with broad oversight of ERM. The Chair of the ERM Committee attends each meeting of the Risk and Compliance Committee and reports on the company’s most significant risk exposures and other ERM matters. See page 12 below, for additional information regarding the responsibilities and activities of the Risk and Compliance Committee.

The other committees of the Board oversee the management of risks within their areas of responsibility. The Risk and Compliance Committee coordinates and communicates with these other committees as appropriate. In addition, to facilitate coordination and communication between the committees with respect to risk matters, the Risk and Compliance Committee includes at least one member from each other committee. The Risk and Compliance Committee (and each other committee as appropriate) reports regularly to the Board regarding our major risks and steps undertaken to monitor and mitigate such risks.

For each committee of the Board, the tables below set forth its primary responsibilities, including certain key matters relating to risk oversight, as well as its membership, independence, and number of meetings held in 2022.

See “ESG Oversight and Activities” beginning on page 13 for information regarding each committee’s role in overseeing ESG matters.

2023 PROXY STATEMENT	9

Corporate Governance

Met 7 times in 2022 Committee Members: • Ralph J. Nicoletti (Chair) • William L. Bax • Teresa H. Clarke • Christopher C. Miskel • Norman L. Rosenthal

Audit Committee

The Audit Committee’s responsibilities include general oversight of the integrity of our financial statements; finance activities; our compliance with legal and regulatory requirements; our independent registered public accounting firm’s qualifications and independence; the performance of our internal audit function and independent registered public accounting firm; and, in coordination with the Risk and Compliance Committee, enterprise risk assessment and management. The Audit Committee manages our relationship with our independent registered public accounting firm and is responsible for the appointment, retention, termination and compensation of the independent auditor.

Internal Audit

The Committee oversees an internal audit department, the head of which reports directly to the Committee (on matters other than day-to-day operations). The internal audit department is independent from management and the Committee defines its responsibilities. Among other things, the purpose of the department is to bring a systematic and disciplined approach to evaluating and improving the effectiveness of our risk management, control and governance processes. The internal audit department evaluates the effectiveness of our risk management processes, performs consulting and advisory services for us related to risk management, and reports significant risk exposures to the Audit Committee or Risk and Compliance Committee, as appropriate.

Independence and Audit Committee Financial Experts

Each member of the Audit Committee meets the additional heightened independence and other requirements of the NYSE listing standards and SEC rules. In addition, the Board has determined that each of Messrs. Bax, Nicoletti and Rosenthal and Ms. Clarke qualifies as an “audit committee financial expert” under SEC rules.

10

Corporate Governance

Met 5 times in 2022 Committee Members: • Sherry S. Barrat (Chair) • David S. Johnson • Kay W. McCurdy

Compensation Committee

The Compensation Committee’s responsibilities include reviewing and approving compensation arrangements for our executive officers, including our CEO; reviewing the company’s strategies and policies related to human capital management; and reviewing our overall compensation structure to avoid incentives that promote excessive risk-taking by executive officers and other employees (see “Compensation Risk Oversight” below). The Compensation Committee engaged a compensation consultant to assist it in carrying out its duties and responsibilities in 2022. The Committee has the sole authority to retain and terminate such compensation consultant and the sole authority to approve such consultant’s fees and other retention terms. For more information regarding the role of the Committee’s compensation consultant in setting compensation, see page 30.

Compensation Risk Oversight

The Committee reviews our overall compensation policies and practices to determine whether our program provides incentives for executive officers and other employees to take excessive risks. Based upon an analysis conducted by management and discussions between management and the Committee, the Committee has determined that our compensation policies and practices do not present risks that are likely to have a material adverse effect on us or our business. In reaching this determination, the Committee and management noted the following:

(i) no single business unit bears a disproportionate share of our overall risk profile;

(ii)   no single business unit is significantly more profitable than the other business units;

(iii)  our compensation practices are substantially consistent across all business units both in the amount and types of compensation awarded;

(iv) substantially all of our revenue-producing employees are sales professionals whose compensation is tied to the amount of revenue received by the company;

(v)  our annual cash incentive program caps payouts at 200% of target awards; and

(vi) our performance share units (PSUs) are capped at 200% of target awards and are based on average performance over a three-year measurement period.

In addition, a significant portion of our senior executives’ compensation is deferred and invested in Gallagher stock through our Deferred Equity Participation Plan and our senior executives own significant amounts of Gallagher stock. Stock options vest on the third, fourth and fifth anniversaries of the grant date and restricted stock units (RSUs) vest on the fifth anniversary of the grant date. Based on the above, the Committee believes that our compensation practices help ensure that no single year’s results and no single corporate action has a disproportionate effect on senior executives’ annual compensation, and encourage steady and consistent long-term performance by our senior executives.

Independence

Each member of the Compensation Committee meets the additional heightened independence and other requirements of the NYSE listing standards.

2023 PROXY STATEMENT	11

Corporate Governance

Met 3 times in 2022 Committee Members: • Kay W. McCurdy (Chair)(1) • Sherry S. Barrat • David S. Johnson • Christopher C. Miskel

Nominating/Governance Committee

The Nominating/Governance Committee’s responsibilities include identifying qualified Board and Board committee candidates; engaging in succession planning for the Board and key leadership roles on the Board and its committees; recommending changes to the Board’s size and composition; reviewing and making recommendations to the Board with respect to outside director compensation; recommending director independence standards and governance guidelines; and reviewing legal and regulatory compliance risks relating to corporate governance, including the company’s political contributions and lobbying activities. The Committee also reviews related person transactions to evaluate whether our directors and executive officers have conflicts of interest that could interfere with their ability to carry out their duties to the company.

Independence

Each member of the Nominating/Governance Committee is independent under NYSE standards.

(1) At its meeting on May 9, 2023, the Board will appoint a new Chair of the Nominating/Governance Committee and a new member of the Compensation Committee to replace Ms. McCurdy. Updated information after such date will be available at www.ajg.com/ir, under the heading “Corporate Governance.”

Met 4 times in 2022 Committee Members: • William L. Bax (Chair) • Sherry S. Barrat • D. John Coldman • David S. Johnson • Kay W. McCurdy • Norman L. Rosenthal

Risk and Compliance Committee

The Risk and Compliance Committee’s responsibilities include reviewing the company’s enterprise risk management program, including risk identification, risk appetite, risk assessment and risk mitigation; reviewing management’s approach to identify and prioritize the company’s most significant risk exposures and discussing with management the steps that have been taken to mitigate and monitor such exposures; reviewing the company’s management of risks related to cybersecurity and information security; receiving regular reports from the company’s Chief Information Officer and/or Chief Information Security Officer regarding the overall status of the company’s cybersecurity and information security programs; reviewing the company’s business continuity and crisis management framework, including the company’s incident response plans; and reviewing the company’s ethics and compliance program, including the company’s Global Standards of Business Conduct and significant legal and regulatory compliance matters.

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Corporate Governance

ESG Oversight and Activities

During the past year, the Board maintained direct oversight of several key ESG matters. The Board received two presentations from management regarding climate change and carbon reduction initiatives, and discussed and approved the company’s Net Zero goal referred to below. The Board also reviewed and provided guidance on several key human capital management matters, including diversity and inclusion, talent management and succession planning.

Additional oversight of ESG matters occurs in the Board committees, as noted below:

Audit Committee. The Audit Committee reviews enterprise risk management with the assistance of the Risk and Compliance Committee, including ESG matters such as climate and cybersecurity risks. The Audit Committee also reviews the company’s tax strategies.

Compensation Committee. The Compensation Committee reviews the company’s strategies and policies related to human capital management, including diversity and inclusion, workplace environment and culture, and talent development and retention. The Compensation Committee receives annual reports on diversity and inclusion from the company’s Chief Executive Officer and Chief Human Resources Officer.

Nominating/Governance Committee. The Nominating/Governance Committee oversees the company’s corporate governance principles and practices, and receives regular updates on governance developments from the General Counsel and other members of management. As part of succession planning for the Board and key Board and committee leadership roles, and in support of its strategy to promote diversity on the Board, the Board adopted a policy that the Nominating/Governance Committee must include qualified women and racially/ethnically diverse candidates in the pool from which new director nominees are chosen. The Committee also reviews the company’s political contributions and lobbying activities.

Risk and Compliance Committee. The Risk and Compliance Committee reviews and discusses climate risks and related mitigation strategies identified by the management-level ERM Committee. On a quarterly basis, the Chief Information Officer and Chief Information Security Officer update the Committee on the company’s cybersecurity program. In addition, the Committee has responsibility for reviewing the company’s ethics and compliance program, including the company’s Global Standards of Business Conduct, and receives regular reports from the Chief Compliance Officer, and review reports of complaints received from internal and external sources, including the Gallagher Ethics and Compliance Helpline.

The company also has a management-level committee consisting of employees from across our global businesses and corporate departments, with responsibility for coordinating and communicating the company’s ESG initiatives. One such initiative is the recent launch of the company’s ESG consulting practice designed to help our clients across a wide array of ESG matters. These include climate change impact modeling, diversity, equity and inclusion consulting and a supplier diversity program, among others.

Our Sustainability Report, Climate Disclosure Report, EEO-1 Employer Information Report and other ESG-related materials can be found on our website at investor.ajg.com/esg. In 2022, we set a goal of Net Zero emissions in the company’s direct operations (Scope 1 and Scope 2) by 2050. Our disclosures are aligned with the Sustainability Accounting Standards Board (SASB) standards and the Task Force on Climate-Related Financial Disclosure (TCFD) recommendations. Such reports and other information on our website are not deemed part of this Proxy Statement and are not incorporated by reference.

Other Board Matters

Attendance. The Board expects each director to attend and participate in all Board and applicable committee meetings and annual meetings of stockholders. Each director is expected to prepare for meetings in advance and to dedicate the time necessary to discharge properly their responsibilities at each meeting and to ensure other commitments do not materially interfere with their service on the Board. During 2022, the Board met 11 times. All of the current directors attended 75% or more of the aggregate meetings of the Board and the committees on which they served during 2022. In addition, with the exception of Ms. Clarke who experienced temporary connectivity issues, all directors then serving on the Board attended the 2022 Annual Meeting.

Stockholder Communications with the Board. A stockholder or other party interested in communicating with the Board, any of its committees, the Chairman, the independent Lead Director, the non-management directors as a group or any director individually may do so by writing to the attention of the Corporate Secretary at our principal executive offices, Arthur J. Gallagher & Co., c/o Corporate Secretary, 2850 Golf Road, Rolling Meadows, Illinois 60008-4050. Where appropriate, our independent Lead Director is available for consultation and communication with stockholders.

Corporate Governance Materials. We are committed to sound and effective corporate governance. To that end, the Board has adopted Governance Guidelines that set forth principles to assist it in determining director independence and other important corporate governance matters.

2023 PROXY STATEMENT	13

Corporate Governance

The Board has also adopted Global Standards of Business Conduct (the Global Standards) that apply to all directors, executive officers and employees. The Global Standards, along with our Governance Guidelines and the charters of the Audit, Compensation, Nominating/Governance and Risk and Compliance Committees, are available at www.ajg.com/ir, under the heading “Corporate Governance.” We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding any amendment to, or waiver from, the Global Standards with respect to any of our directors or executive officers by posting such information on our website.

Director Compensation

The Board sets the amount and form of non-management director compensation based upon recommendations made by the Nominating/Governance Committee. In 2022, the Nominating/Governance Committee engaged Pearl Meyer & Partners, LLC (Pearl Meyer) to assess the competitiveness of our director pay program against the same peer group that is used to assess the competitiveness of our executive compensation program and an industry survey. Pearl Meyer found that pay levels for our Board were below the median of the identified benchmarks. As a result, in 2022, the annual cash retainer was increased from $110,000 to $120,000 and the target value of the annual equity grant was increased from $160,000 to $180,000.

On May 10, 2022, each non-management director was granted 1,030 RSUs that vest on the first anniversary of the date of grant (or immediately upon a director’s departure from the Board). Committee Chairs receive additional annual fees as follows: $30,000 for the Audit Committee, $25,000 for each of the Compensation Committee and Risk and Compliance Committee, and $20,000 for the Nominating/Governance Committee. The independent Lead Director receives an additional annual fee of $35,000. Directors are reimbursed for travel and accommodation expenses incurred in connection with attending Board and committee meetings.

Under our stock ownership guidelines, directors with at least five years of service are expected to own an amount of our common stock with a value equal to five times the cash portion of the annual director retainer. All of our directors with five or more years of service meet these guidelines.

Nonemployee directors may elect to defer all or a portion of their annual cash retainer or RSUs under our Deferral Plan for Nonemployee Directors. Deferred cash retainers and RSUs are converted to notional stock units, which are credited to individuals’ accounts along with dividend equivalents when dividends are paid on our common stock. Deferred amounts credited to director’s individual accounts are distributed in the form of common stock at a date specified by each director or upon such director’s departure from the Board.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation		Total ($)

Sherry S. Barrat	141,250	162,998	—		304,248

William L. Bax	141,250	162,998	—		304,248

Teresa H. Clarke	117,500	162,998	—		280,498

D. John Coldman	117,500	162,998	61,944	(3)	342,442

David S. Johnson	151,250	162,998	—		314,248

Kay W. McCurdy	136,250	162,998	—		299,248

Christopher C. Miskel	117,500	162,998	—		280,498

Ralph J. Nicoletti	146,250	162,998	—		309,248

Norman L. Rosenthal	117,500	162,998	—		280,498

(1)	Mr. Miskel has elected to defer cash retainer payments pursuant to the Deferral Plan for Nonemployee Directors.

(2)

This column represents the full grant date fair value of RSUs granted in 2022 in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that in accordance with SEC rules, any estimate for forfeitures is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions with respect to awards of RSUs, refer to Note 12 to our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022. Each director had 1,030 unvested RSUs outstanding as of December 31, 2022. Messrs, Bax, Miskel, Nicoletti and Ms. Clarke have elected to defer RSU awards pursuant to the Deferral Plan for Nonemployee Directors.

(3)

For consulting services provided to a U.K. subsidiary through September 2022 in connection with Gallagher Re, our reinsurance brokerage operation, and the integration of the Willis Re operations. This consulting arrangement was terminated in September 2022.

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Corporate Governance

Certain Relationships and Related Person Transactions

How We Review and Approve Related Person Transactions

The Company maintains a written Related Person Transactions Policy. We review all relationships and transactions exceeding $120,000 in which the company participates and in which any related person (our directors and executive officers or their immediate family members and any persons owning 5% or more of our common stock) had or will have a direct or indirect material interest, other than certain transactions that do not require disclosure under Item 404 of Regulation S-K, such as compensation of our named executive officers, certain other executive officers and directors, among others, and which are deemed pre-approved under our Related Person Transactions Policy. The company’s legal staff is primarily responsible for reviewing such relationships and transactions based on the facts and circumstances, and for developing and implementing processes and controls for obtaining and evaluating information about related person transactions. As required by SEC rules, we disclose in this Proxy Statement all such transactions that are determined to be directly or indirectly material to a related person and that are required to be disclosed under Item 404 of Regulation S-K. In addition, the Nominating/Governance Committee reviews and approves or disapproves any such related person transaction. In the course of reviewing and determining whether or not to approve a disclosable related person transaction, the Committee considers the following factors:

•	Nature of the related person’s interest in the transaction

•	Material transaction terms, including the amount involved

•	Whether the transaction is on terms no less favorable than could have been reached with an unrelated third party

•

For employment arrangements that require disclosure under Item 404 of Regulation S-K, whether compensation is commensurate with that of other employees with equivalent qualifications and responsibilities and holding similar positions

•	Importance and potential benefits of the transaction to the related person and to the company

•	Whether the transaction would impair a director or executive officer’s judgment to act in the company’s best interest

•	Whether the transaction was undertaken in the ordinary course of business

•	Any other matters the Committee deems appropriate, including the conflicts of interest and corporate opportunity provisions of our Global Standards of Business Conduct.

Related Person Transactions for 2022

Tom Gallagher, one of our named executive officers, is a brother of our CEO. His compensation was approved by the Compensation Committee and is disclosed in the 2022 Summary Compensation Table below. In 2022, the following relatives of Tom Gallagher were employed with us: (i) one of his sons is a producer within our brokerage segment, and received total compensation of $767,552, and (ii) another son is a strategic planning leader within our brokerage segment, and received total compensation of $438,014.

Patrick M. Gallagher, one of our executive officers, is a son of our CEO. In 2022, he received total compensation of $2,733,874, which was reviewed and approved by the Compensation Committee.

In 2022, the following additional relatives of Pat Gallagher, our CEO, were employed with us: (i) his sister is head of a specialty sales unit within our brokerage segment, and received total compensation of $960,912; (ii) one of his sons is a regional manager within our brokerage segment, and received total compensation of $1,119,721; and (iii) a second son is a branch manager within our brokerage segment, and received total compensation of $945,527. In addition, the wife of Joel Cavaness, one of our executive officers, is a client service leader within our brokerage segment, and received total compensation of $493,513.

The total compensation (salary, bonus, and the grant value of equity and cash awards) of each related person described above was commensurate with that of other employees with equivalent qualifications and responsibilities and holding similar positions.

2023 PROXY STATEMENT	15

Corporate Governance

Security Ownership by Certain Beneficial Owners and Management

The table below presents information concerning beneficial ownership of our common stock by: (i) each person we know to be the beneficial owner of more than 5% of our outstanding shares of common stock (as of December 31, 2022); (ii) each of our named executive officers, directors and director nominees (as of March 13, 2023); and (iii) all of our executive officers and directors as a group (as of March 13, 2023). The percentage calculations in this table are based on a total of 213,668,379 shares of our common stock outstanding as of the close of business on March 13, 2023. Unless otherwise indicated below, to our knowledge, the individuals and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

			Common Stock Issuable Within 60 Days of March 13, 2023

Name	Shares of Common Stock(1)		Stock Options	Restricted Stock Units (2)	Total Beneficial Ownership	Percent of Common Stock Outstanding

5% Stockholders

The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	26,124,202		N/A	N/A	26,124,202	12.2%

BlackRock, Inc. (4) 55 East 52nd Street New York, NY 10055	16,707,293		N/A	N/A	16,707,293	7.8%

Named executive officers, directors and nominees

Pat Gallagher	998,653	(5)	151,918	—	1,150,571	*

Doug Howell	294,738	(6)	46,812	—	341,550	*

Tom Gallagher	601,119	(7)	96,348	—	697,467	*

Scott Hudson	52,151	(8)	76,225	—	128,376	*

Walt Bay	51,974	(9)	55,044	—	107,018	*

Sherry S. Barrat	21,138		—	1,030	22,168	*

William L. Bax	45,497		—	1,030	46,527	*

Teresa H. Clarke	920		—	1,030	1,950	*

D. John Coldman	11,744		—	1,030	12,774	*

David S. Johnson	46,508		—	1,030	47,538	*

Kay W. McCurdy	31,091		—	1,030	32,121	*

Christopher C. Miskel	3,903	(10)	—	1,030	4,933	*

Ralph J. Nicoletti	13,358		—	1,030	14,388	*

Norman L. Rosenthal	37,479	(11)	—	1,030	38,509	*

All directors and executive officers as a group (21 people)	2,696,085		631,492	9,270	3,336,847	1.6%

*	Less than 1%

(1)

Includes “notional stock units” held under our Supplemental Plan (see page 34) for executive officers. Under this plan, some of our executive officers have deferred equity awards upon vesting or elected to invest other deferred amounts into a Gallagher common stock fund. These deferred notional stock units are included because the plan permits participants to elect to move in and out of the Gallagher common stock fund and, as a result, participants have investment power with respect to the underlying shares.

(2)

All non-management director unvested RSUs vest immediately upon a director’s departure from the Board, and are included because a director could depart the Board at his or her discretion and acquire rights to the underlying stock within 60 days.

(3)

Share total obtained from a Schedule 13G/A filed on February 9, 2023 by The Vanguard Group. Vanguard disclosed that it had sole voting power with respect to zero of these shares, shared voting power with respect to 295,147 shares, sole investment power with respect to 25,263,056 shares, and shared investment power with respect to 861,146 shares.

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Corporate Governance

(4)

Share total obtained from a Schedule 13G/A filed on February 3, 2023 by BlackRock, Inc. BlackRock disclosed that it had sole voting power with respect to 15,253,138 of these shares and sole investment power with respect to the full number of shares disclosed.

(5)

Includes 57,891 notional stock units (see footnote (1) above); 218,485 shares held in trust for the benefit of his children by his wife, Anne M. Gallagher, and another, as trustees, and over which he has shared voting and shared investment power; 241,756 shares held in a revocable trust of which his wife is the sole trustee and over which he has no voting or investment power and therefore disclaims beneficial ownership; 255,965 shares held by Elm Court LLC, a limited liability company of which the voting LLC membership interests are owned by Pat Gallagher and the non-voting LLC membership interests are owned by a grantor retained annuity trust of which Pat Gallagher is the trustee; 94,888 shares held in an irrevocable trust of which he is the sole trustee; 23,448 shares held in trust for the benefit of his children of which he is the sole trustee; and 294 shares held in his 401(k) account.

(6)

Includes 197,714 notional stock units (see footnote (1) above); 3,165 shares held by his wife, over which he has no voting or investment power and therefore disclaims beneficial ownership; and 294 shares held in his 401(k) account.

(7)

Includes 12,233 notional stock units (see footnote (1) above); 62,295 shares held in a grantor retained annuity trust of which he is the sole beneficiary; 117,360 shares held in trusts for the benefit of his children, of which his wife is the sole trustee, and over which he has no voting or investment power and disclaims beneficial ownership; 32,428 shares held by his wife, over which he has no voting or investment power; 66,709 shares held in an irrevocable trust of which he is the sole trustee; and 294 shares held in his 401(k) account.

(8)	Includes 2,791 notional stock units (see footnote (1) above) and 215 shares held in his 401(k) account.

(9)	Includes 9,216 notional stock units (see footnote (1) above) and 294 shares held in his 401(k) account.

(10)	Includes 838 notional stock units held under our Deferral Plan for Nonemployee Directors (see page 14).

(11)

Includes 2,500 shares held in a joint brokerage account with Caryl G. Rosenthal and 2,000 shares held in a joint brokerage account with Marisa F. Rosenthal. Dr. Rosenthal has shared voting and investment power with respect to these shares.

2023 PROXY STATEMENT	17

Corporate Governance

Equity Compensation Plan Information

The following table provides information as of December 31, 2022, regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	(a)		(b)		(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	10,513,273	(1)	107.47	(2)	18,767,112 (3)

Equity compensation plans not approved by security holders	12,359	(4)	—		—

Total	10,525,632		107.47	(2)	18,767,112

(1)	This amount includes the following:

•	8,250,330 shares that may be issued in connection with outstanding stock options;

•	203,830 shares that may be issued in connection with earned PSUs, and unearned PSUs valued at target levels; and

•	2,059,113 unvested RSUs.

(2)	Indicates the weighted average exercise price of the outstanding stock options included in column (a).

(3)	This amount includes the following:

•	13,428,404 shares available under the 2022 Long-Term Incentive Plan; and

•	5,338,708 shares available under our Employee Stock Purchase Plan.

(4)

This amount represents deferred RSUs under the Restricted Stock Plan, an equity compensation plan not approved by stockholders under which we have outstanding awards. All of our directors, officers and employees were eligible to receive awards under the plan, which provided for the grant of contingent rights to receive shares of our common stock. Awards under the plan were granted at the discretion of the Compensation Committee. Each award granted under the plan represents the right of the holder of the award to receive shares of our common stock, cash or a combination of shares and cash, subject to the holder’s continued employment with us for a period of time after the grant date of the award. The Compensation Committee determined each recipient of an award under the plan, the number of shares of common stock subject to such an award and the period of continued employment required for the vesting of such award. The last year we made awards under this plan was 2009.

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Audit Matters

Audit Matters

ITEM 2 – Ratification of Appointment of Independent Auditor

The Audit Committee has considered the qualifications of Ernst & Young LLP and has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. As a matter of good governance, the Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will consider the outcome of this vote in its future deliberations regarding the selection of our independent registered public accounting firm.

Principal Accountant Fees and Services

The following is a summary of Ernst & Young LLP’s fees for professional services rendered to us for the fiscal years ended December 31, 2022 and 2021:

	2022	2021

Audit Fees(1)	$6,371,000	$5,126,000

Audit-Related Fees(2)	1,828,000	1,450,000

Tax Compliance Fees(3)	208,000	116,000

Tax Advisory Fees(4)	554,000	623,000

All Other Fees(5)	6,000	4,000

Totals	$8,967,000	$7,319,000

(1)

Audit fees include fees associated with the annual audit of our company and our subsidiaries and the effectiveness of internal control over financial reporting, the review of our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, and statutory audits required internationally.

(2)

Audit-related fees principally include issuance of service auditor reports (SOC 1 and SOC 2) related to operations at several of our subsidiaries, due diligence in connection with acquisitions, debt and equity issuance comfort letter procedures and advisory work related to our compliance with foreign statutory requirements.

(3)	Tax compliance fees include fees associated with the preparation of our annual Federal, state and international tax returns.

(4)	Tax advisory fees include tax advice and tax planning related to Federal, state and international tax matters.

(5)	All other fees principally include fees for access to an online accounting information database.

Audit fees were higher in 2022 due to increases in fees charged for audit services and an increase in scope of services provided primarily as a result of the acquisition of Willis Re in December 2021. Audit-related fees were higher in 2022 due to increased debt and equity registration statement related work and increased compliance related work in 2022. Tax advisory fees were lower in 2022 due to a decrease in scope of services primarily as a result of acquisition and legal entity restructuring activity. Tax compliance fees were higher in 2022 due to an increase in scope of services provided related to filing amended prior year income tax returns.

Audit Committee Pre-Approval Policies and Procedures

All audit services, audit-related services, tax services and other services for fiscal years 2022 and 2021 were pre-approved by the Audit Committee. It is the policy of the Audit Committee to pre-approve the engagement of Ernst & Young LLP before we engage such firm to render audit or other permitted non-audit services. The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by Ernst & Young LLP. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether permitted non-audit services are consistent with the SEC’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for the types of services that Ernst & Young LLP has historically been retained to perform related to integrated audit and other recurring services, subject to reporting any such approvals at the next Audit Committee meeting.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

The Board recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023

2023 PROXY STATEMENT	19

Audit Matters

Audit Committee Report

The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of the company’s financial statements, risk assessment and risk management, and compliance with legal and regulatory requirements. The Audit Committee manages the company’s relationship with and is responsible for the appointment, retention, termination and compensation of Ernst & Young LLP. Ernst & Young LLP has served as the company’s auditor since 1973. The Audit Committee reviews Ernst & Young LLP’s independence, capabilities, expertise, performance and fees in deciding whether to retain its services.

The company’s management is responsible for the preparation, presentation and integrity of its consolidated financial statements, accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP is responsible for auditing the company’s consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the company’s internal controls over financial reporting. The Audit Committee monitors the financial reporting process and reports its findings to the Board.

The Audit Committee carried out its duties and responsibilities, including the following specific actions:

•

Reviewed and discussed with management and Ernst & Young LLP the company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2022 and its internal control over financial reporting as of December 31, 2022;

•	Reviewed and discussed with Ernst & Young LLP all matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (PCAOB) and the SEC; and

•

Obtained the written disclosures and letter from Ernst & Young LLP regarding its communications with the Audit Committee concerning Ernst & Young LLP’s independence as required by the PCAOB, including the requirements under PCAOB Rule 3526, and has discussed with Ernst & Young LLP its independence.

Based on these reviews and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC. The Audit Committee believes that the retention of Ernst & Young LLP to serve as the company’s independent registered public accounting firm is in the best interests of the company.

AUDIT COMMITTEE

Ralph J. Nicoletti (Chair)

William L. Bax

Teresa H. Clarke

Christopher C. Miskel

Norman L. Rosenthal

20

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the compensation of the following named executive officers:

Pat Gallagher

Chairman, President and

Chief Executive Officer

Doug Howell

Chief Financial

Officer

Tom Gallagher

President –

P/C Brokerage

Scott Hudson

President –

Risk Management

Walt Bay

General Counsel and

Secretary

Non-GAAP financial measures. See Exhibit B for additional information regarding the non-GAAP financial measures referred to in this Proxy Statement (adjusted revenue, adjusted EBITDAC, adjusted EBITDAC per share, adjusted EBITDAC margin and organic revenue growth as used in our annual cash incentive and performance share unit programs), including required reconciliations to the most directly comparable GAAP financial measures.

2023 PROXY STATEMENT	21

Compensation Discussion and Analysis

Overview of Our Executive Compensation Program

The Compensation Committee (Compensation Committee or Committee) believes that our executive compensation program promotes the long-term interests of the company and its stockholders. We reward performance by emphasizing a balance of short- and long-term compensation vehicles. The key principles and features of the program are set forth below.

Principle	Program Features

Pay for Performance

•  Our program emphasizes at-risk incentive award opportunities tied to key financial measures.

•  Maximum award opportunities under our annual cash incentive program are determined based on achievement of adjusted revenue and adjusted EBITDAC growth goals set by the Compensation Committee. Final award determinations reflect the Committee’s consideration of additional factors including organic revenue growth, adjusted EBITDAC margin, divisional performance and individual achievement, including progress toward inclusion and diversity goals.

•  Performance share units (PSUs), representing 75% of our CEO’s and a significant portion of other executive officers’ long-term incentive compensation, are tied to three-year growth in adjusted EBITDAC per share.

Stockholder Alignment

•  PSUs, stock options, restricted stock units (RSUs) and Deferred Equity Participation Plan (DEPP) awards encourage executive officers to pursue the growth of our business in a way that benefits stockholders over the long term.

•  Our executive officers own significant amounts of Gallagher stock and are subject to stock ownership guidelines (six times salary for the CEO, four times for the Chief Financial Officer and three times for the other executive officers). All of our executive officers are currently in compliance with our guidelines.

Attract and Retain World-Class Talent

•  Compensation elements and award opportunities enable us to compete effectively for executive talent.

•  The Committee engages a compensation consultant to conduct a market assessment to ensure that our program is highly competitive.

•  High performers are awarded above-target pay when company performance goals are exceeded.

•  DEPP awards encourage retention by requiring executive officers to remain employed with us through at least age 62 in order to vest in their awards.

Committee Discretion

•  While annual incentive awards are determined primarily based on achievement of company performance objectives, the Committee exercises discretion when necessary to adjust awards based on factors such as organic revenue growth, individual or division performance, changes in accounting standards, economic or business conditions, inclusion and diversity objectives, adherence to our cultural values or similar matters.

22

Compensation Discussion and Analysis

Key Pay and Governance Practices

The Compensation Committee continually evaluates emerging best practices related to executive compensation and governance and considers modifications to our executive compensation program that support our strategic objectives, provide an appropriate balance of risk and reward for our named executive officers, and align their compensation with the long-term interests of the company. The following charts summarize certain of our key pay and governance practices.

What We Do

Double-trigger change-in-control agreements

Our equity plans require the Board to approve any accelerated payouts on a change in control (i.e., not automatic single-trigger)

PSUs with three-year performance period

Minimum vesting requirements for equity awards under our plans. In practice, PSUs cliff vest in three years, stock options vest ratably over years three through five, and RSUs cliff vest in five years

Stock ownership guidelines for executive officers and directors

Clawback policy for equity and cash incentive awards

Our by-laws provide for proxy access (3% ownership / 3 years / group of up to 20 / greater of 20% of Board seats or 2 directors)
Equity grant policy, including a uniform grant date for annual equity awards

What We Don’t Do

No automatic single-trigger change-in-control payments in our equity plans or our change in control agreements

No guaranteed incentive awards for executive officers

No employment agreement with any of our named executive officers

No pledging of common stock by directors; executive officers must obtain prior approval

No hedging of common stock by directors, executive officers or employees

No excessive perquisites or related tax gross-ups

No new excise tax gross-ups upon change in control

No stock option repricing, stock option cash buyouts, or liberal share recycling in equity plans

Stockholder Views

When making determinations regarding corporate governance and executive compensation, our Board pays close attention to the views of our stockholders, including the 92.4% approval rate received for our “say on pay” proposal in 2022 and the 93.6% approval rate received for our 2022 Long-Term Incentive Plan proposal, when making determinations regarding corporate governance and executive compensation.

In addition, during the year, members of our management team and Board engaged with stockholders representing more than 50% of our outstanding shares to discuss various environmental, social and governance (ESG) and executive compensation matters. Based in part on feedback from our stockholders, in 2022 we published an updated Climate Disclosure Report, which includes a goal of Net Zero emissions in our direct operations (Scope 1 and Scope 2) by 2050, updated carbon emissions disclosure and other TCFD-aligned disclosures.

2023 PROXY STATEMENT	23

Compensation Discussion and Analysis

2022 Compensation

Components of Compensation for Named Executive Officers

Compensation Element	Objective	Key Features

Base Salary	Recognize the experience and expertise of our named executive officers and compensate them for fulfilling the duties and responsibilities of their positions

Base salaries reflect internal pay equity considerations and may be increased from time to time based on job performance, promotion into a new role, expansion of duties, or market conditions

See 2022 Compensation Actions for the 2022 base salary decisions for our named executive officers

Annual Cash Incentives	Reward strong operational and financial performance that further short-term strategic objectives

Maximum annual cash incentive opportunities are tied to significant growth in adjusted revenue and adjusted EBITDAC. Final awards are subject to the Compensation Committee’s discretion and are determined by such Committee based on various factors, including the company’s organic revenue growth, individual or division performance, changes in accounting standards, economic or business conditions, inclusion and diversity objectives, adherence to our culture values or similar matters

See page 25 for more information

Long-Term Incentives PSUs, stock options and RSUs

Tie a significant portion of compensation to our long-term performance, promote retention of named executive officers and align the financial interests of named executive officers with those of stockholders

PSUs, stock options and RSUs each tie named executive officers’ long-term wealth to the performance of our stock while multi-year vesting requirements reinforce sustainable value creation and promote retention of key executive officers

No RSUs were granted to named executive officers in 2022, but Walt Bay and Doug Howell have outstanding RSUs granted in prior fiscal years

See pages 25 to 29 for more information

Deferred Equity Participation Plan (DEPP)	Promote retention of named executive officers and align their financial interests with those of stockholders

Vesting of awards is delayed until named executive officers reach age 62, and for one-year increments after such age

Each named executive officer has made irrevocable elections to invest their awards in a fund representing our common stock

See page 34 for more information

24

Compensation Discussion and Analysis

Annual Cash Incentives

As discussed under Comparative Market Assessment, in 2022 the Compensation Committee approved increases in the target award opportunities under our annual cash incentive program, from 200% to 225% of base salary for our CEO and from 100% to 125% of base salary for our other named executive officers. In 2022, the Committee approved maximum award opportunities under our annual cash incentive program, to be determined as follows: (i) the target award opportunity applicable to each named executive officer, multiplied by (ii) a percentage determined by the combination of adjusted revenue growth and adjusted EBITDAC growth set forth in the table below. The percentages in the table below are maximum award opportunities and the Committee retains discretion to reduce awards for performance that does not meet its objectives.

		Adjusted Revenue Growth
		0% to 2.49%	2.5% to 4.99%	5% to 7.49%	7.5% to 9.99%	≥ 10%

Adjusted EBITDAC Growth*	0% to 4.99%	100%	100%	100%	100%	100%
	5% to 9.99%	100%	100%	125%	125%	150%
	10% to 13.99%	100%	125%	150%	150%	175%
	14% to 19.99%	100%	125%	150%	175%	200%
	≥20%	100%	150%	175%	200%	200%

*

We define “adjusted EBITDAC” for our annual cash incentives and PSUs as follows: EBITDAC for the brokerage and risk management segments excluding (i) gains on sales of books of business, (ii) lease abandonment and workforce termination charges, and (iii) the effect of foreign currency translation. Unlike adjusted EBITDAC as presented in our most recent earnings release, in this context the measure does not exclude acquisition integration costs.

For the annual cash incentive program, the Compensation Committee uses adjusted revenue growth and adjusted EBITDAC growth as defined above because it believes these measures:

•	incentivize our executive officers to make business decisions that align with the long-term interests of our stockholders,

•	hold our executive officers accountable for integration expenses associated with our merger and acquisition activity, and

•	provide strong line of sight between operating decisions and the annual cash incentives earned by our executive officers.

In 2022, we achieved adjusted revenue growth of 24.3% and adjusted EBITDAC growth of 18.4%. Based on this performance, as highlighted in the table above, each named executive officer qualified for a maximum award opportunity of 200% of his target award. Final awards for each named executive officer, discussed under 2022 Compensation Actions, were determined in the discretion of the Compensation Committee taking into account achievements of the company, the applicable division and each individual, among other factors.

Long-Term Incentives

In 2022, the Compensation Committee determined a target long-term incentive award value (as a percentage of base salary) for each named executive officer. The Committee based this target value upon a number of factors including retention considerations, internal pay equity, our historical practices and external market data (see discussion of pay comparison groups on page 31). The Compensation Committee allocated the target award value for each named executive officer between PSUs and stock options. PSUs continue to make up the largest portion of each named executive officer’s award due to the Committee’s commitment to drive business performance and align executive interests with stockholder interests.

For the PSUs, the Compensation Committee uses a three-year average of adjusted EBITDAC per share growth (as defined) because it believes this measure:

•	incentivizes our executive officers to make business decisions that align with the long-term interests of our stockholders,

•	holds our executive officers accountable for integration expenses associated with our merger and acquisition activity,

•	provides strong line of sight between operating decisions and the long-term incentives earned by our executive officers, and

•	by calculating it on a per-share basis, ensures that we maintain an optimal capital structure and act as effective stewards of our stockholders’ investment.

2023 PROXY STATEMENT	25

Compensation Discussion and Analysis

Set forth below is the target award value and allocation between award types for each named executive officer. See 2022 Compensation Actions for the actual grant date fair value of the PSU and stock option awards granted.

Named Executive Officer	Target Percent of Salary	Target Grant Amount	Performance Share Units	Stock Options

Pat Gallagher	360%	$4,680,000	75%	25%

Doug Howell	125%	$1,187,500	60%	40%

Tom Gallagher	125%	$1,250,000	60%	40%

Scott Hudson	125%	$937,500	60%	40%

Walt Bay	125%	$931,250	60%	40%

PSUs. PSUs are granted on a provisional basis and are earned based on our average annual growth in “adjusted EBITDAC” per share (see the definition of “adjusted EBITDAC” under Annual Cash Incentives) over a three-year period. The award is forfeited for growth less than 4%; 4-9% growth results in a number of earned PSUs interpolated on a straight-line basis between 50% and 100%; 9-14% growth results in a number of earned PSUs interpolated on a straight-line basis between 100% and 200%; and growth of 14% and above results in named executive officers earning 200% of their original award amounts. Earned PSUs vest on the third anniversary of the grant date and settle in shares. For 2022, our one-year growth in adjusted EBITDAC per share was 14.1%. PSUs granted in 2022 and earned on the basis of average 2022-2024 performance will vest on March 15, 2025 and PSUs granted in 2021 and earned on the basis of average 2021-2023 performance will vest on March 16, 2024. Based on 2020-2022 average annual growth in adjusted EBITDAC per share of 14.2%, named executive officers earned 200% of PSUs granted in 2020. See Outstanding Equity Awards at 2022 Fiscal Year End and 2022 Option Exercises and Stock Vested for more information.

Stock Options. Stock options vest one-third on each of the third, fourth and fifth anniversaries of the grant date and RSUs cliff vest on the fifth anniversary of the grant date. See Outstanding Equity Awards at 2022 Year-End and 2022 Option Exercises and Stock Vested for information regarding vesting and exercise activity in 2022 for these awards.

Perquisites

In order to support our named executive officers’ efficiency in the performance of their duties, the Board has approved the use of chartered aircraft by named executive officers for business travel, as well as for personal travel when approved by our CEO. Named executive officers also received corporate and auto insurance, financial advisory services, non-U.S. tax reimbursement and other perquisites as reported in footnote 6 to the 2022 Summary Compensation Table. The company does not provide tax gross-ups on perquisites, including with respect to the imputed income from personal use of chartered aircraft. See footnote 6 to the 2022 Summary Compensation Table for information about any such expenses for named executive officers in 2022.

26

Compensation Discussion and Analysis

2022 Compensation Actions

Pat Gallagher – Chairman and CEO

Performance	Compensation

The Compensation Committee believes that Pat Gallagher performed extremely well in 2022, leading the company to 24.3% adjusted revenue growth, 18.4% adjusted EBITDAC growth and 14.1% adjusted EBITDAC per share growth in our combined brokerage and risk management segments (for definitions of these measures see Annual Cash Incentives above). Gallagher’s total return to stockholders in 2022 was 12.4%. This performance compares favorably to the S&P 500, which had a negative total shareholder return of (18.1)%.

In addition, the Committee recognized the following aspects of Mr. Gallagher’s performance:

Organic growth. The company achieved 10.2% organic revenue growth during the year, 9.7% in the brokerage segment and 13.3% in the risk management segment.

Mergers and acquisitions. The company completed 37 acquisitions, representing $246.5 million in total acquired annualized revenue.

Gallagher Re. The company made significant progress integrating the Wills Re acquisition, the largest and most complex acquisition in the company’s history. In addition, Gallagher Re’s financial results exceeded the company’s full-year 2022 pro forma financial projections at the time of the acquisition.

Quality and productivity. The company increased its adjusted EBITDAC margin 11 basis points to 32.1%.

Capital management. The company returned $429.5 million to stockholders as dividends, maintained significant liquidity and remained well within its debt covenants.

ESG. In 2022, the company released an updated Climate Disclosure Report, which includes a goal of Net Zero emissions in the company’s direct operations (Scope 1 and Scope 2) by 2050, updated carbon emissions disclosure, and other TCFD-aligned disclosures. Mr. Gallagher also made continued progress on inclusion and diversity, including with respect to Gallagher Connect Partners, an inclusive network of minority-, woman-, veteran-owned, and other diverse-certified insurance firms strategically selected to best serve our clients’ risk management, insurance and supplier diversity needs.

Culture. Despite the growing prevalence of remote work following the pandemic, Mr. Gallagher continued to effectively promote our culture to colleagues around the world. In addition, for the 13th time, the company was recognized by Ethisphere as a World’s Most Ethical Company.

Based on Pat Gallagher’s and the company’s performance, the Compensation Committee made the following compensation decisions for 2022:

Base salary – remained the same, at $1,300,000.

Annual cash incentive – $5,850,000, 200% of his target award.

2022 target PSU award – 22,550 PSUs with a grant date value of $3,575,528.

Stock option award – 35,825 stock options with an exercise price of $158.56 and a grant date value of $1,227,365.

DEPP award – $1,500,000.

Over the past three years, our total return to stockholders (including dividends) was 106.5%, while Pat Gallagher’s compensation increased by 58.4%. The Compensation Committee believes that Pat Gallagher’s compensation is appropriately aligned with the long-term interests of the company and its stockholders.

2023 PROXY STATEMENT	27

Compensation Discussion and Analysis

Doug Howell – Chief Financial Officer

Performance	Compensation

The Compensation Committee evaluated Doug Howell’s performance in light of the company’s overall performance as described above for Pat Gallagher. In addition, the Compensation Committee considered the following items:

•  his contributions as a member of the senior management team to the company’s strong overall financial performance;

•  his leadership of expense saving initiatives, despite an inflationary environment, as well as the return of travel and other expenses post-pandemic, resulting in an increase of our adjusted EBITDAC margin of 11 basis points to 32.1%;

•  success in maintaining investment grade credit ratings from S&P and Moody’s in support of the company’s public debt; and

•  his leadership role in the integration of the Willis Re acquisition.

Based on Doug Howell’s and the company’s performance, the Compensation Committee made the following compensation decisions for 2022:

Base salary – remained the same, at $950,000.

Annual cash incentive – $2,375,000, 200% of his target award.

2022 target PSU award – 4,580 PSUs with a grant date value of $726,205.

Stock option award – 14,545 stock options with an exercise price of $158.56 and a grant date value of $498,312.

DEPP award – $600,000.

Tom Gallagher – President, P/C Brokerage

Performance	Compensation

In evaluating Tom Gallagher’s performance in 2022, the Compensation Committee considered the following items:

•  his contributions as a member of the senior management team to the company’s strong overall financial performance;

•  the strong financial performance of our global P/C brokerage business;

•  completion by our global P/C brokerage business of 24 acquisitions representing $175 million in acquired annualized revenue; and

•  his leadership role in the integration of the Willis Re acquisition.

Based on Tom Gallagher’s and the company’s performance, the Compensation Committee made the following compensation decisions for 2022:

Base salary – remained the same, at $1,000,000.

Annual cash incentive – $2,500,000, 200% of his target award.

2022 target PSU award – 4,820 PSUs with a grant date value of $764,259.

Stock option award – 15,310 stock options with an exercise price of $158.56 and a grant date value of $524,521.

DEPP award – $600,000.

28

Compensation Discussion and Analysis

Scott Hudson – President, Risk Management

Performance	Compensation

In evaluating Scott Hudson’s performance in 2022, the Compensation Committee considered the following items:

•  his contributions as a member of the senior management team to the company’s strong overall financial performance;

•  the strong financial performance of our risk management segment, including 14.6% adjusted revenue growth, 10.3% adjusted EBITDAC growth and 13.3% organic revenue growth; and

•  the ongoing diversification of our risk management segment’s book of business driven by significant growth in carrier and captive manager claims management outsourcing opportunities.

Based on Scott Hudson’s and the company’s performance, the Compensation Committee made the following compensation decisions for 2022:

Base salary – increased from $700,000 to $750,000.

Annual cash incentive – $1,875,000, 200% of his target award.

2022 target PSU award – 3,615 PSUs with a grant date value of $573,194.

Stock option award – 11,480 stock options with an exercise price of $158.56 and a grant date value of $393,305.

DEPP award – $500,000.

Walt Bay – General Counsel and Secretary

Performance	Compensation

In evaluating Walt Bay’s performance in 2022, the Compensation Committee considered the following items:

•  his contributions as a member of the senior management team to the company’s strong overall financial performance;

•  strong leadership of the company’s legal and compliance departments;

•  successful management of the company’s legal and reputational risks, including litigation, mergers and acquisitions and regulatory compliance issues;

•  his role as a strategic advisor to our Board, CEO and executive management team on key legal and business matters; and

•  his leadership role in the integration of the Willis Re acquisition.

Based on Walt Bay’s and the company’s performance, the Compensation Committee made the following compensation decisions for 2022:

Base salary – remained the same, at $725,000.

Annual cash incentive – $1,812,500, 200% of his target award.

2022 target PSU award – 3,590 PSUs with a grant date value of $569,230.

Stock option award – 11,405 stock options with an exercise price of $158.56 and a grant date value of $390,735.

DEPP award – $450,000.

2023 PROXY STATEMENT	29

Compensation Discussion and Analysis

Compensation Decision-Making Process

The Compensation Committee is responsible for determining compensation opportunities for our named executive officers, establishing the annual total value to be transferred through our equity plans, setting thresholds, targets and maximum awards for incentive compensation, establishing performance measures and approving final award amounts. To determine compensation opportunities for our named executive officers, the Committee takes into account the compensation objectives noted earlier under Components of Compensation for Named Executive Officers, compensation data for our comparison groups, trends in the financial service and insurance brokerage sectors and the strategic value of a given role, among other factors. The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee, members of the Board or officers or other employees of the Company all or any portion of the Committee’s authority, duties and responsibilities, to the extent permitted by law or applicable plan documents.

Tally Sheets

The Compensation Committee also considers the data compiled in a tally sheet prepared by management for each named executive officer. Tally sheets provide:

•	a comprehensive view of our compensation payout exposure under various termination scenarios (for example, voluntary or involuntary termination, retirement, and change in control);

•	details regarding all compensation, benefits and perquisites delivered to our named executive officers during the most recent four-year period and a projection for the coming year; and

•	an analysis of equity and deferred compensation, which provides insight into total wealth accumulation for each officer, as well as the sensitivity of these figures to changes in our stock price.

This information provides a comprehensive context in which the Committee can determine the appropriate type and amount of compensation for each named executive officer.

Role of the CEO

At the beginning of each year, Pat Gallagher proposes performance objectives for the company and himself. The Compensation Committee and the Board review these objectives with Mr. Gallagher and make modifications as necessary. Following this review and discussion, the Compensation Committee and the Board finalize and approve the objectives for Mr. Gallagher and the company. The objectives include both quantitative financial measurements and qualitative strategic and operational considerations that focus on factors Mr. Gallagher and the Board believe create long-term stockholder value. Mr. Gallagher reviews and discusses preliminary considerations regarding his own compensation with the Compensation Committee but does not participate in the Committee’s final determination of his compensation. Mr. Gallagher also reviews the performance of each other named executive officer and presents a summary of these performance reviews to the Committee, along with preliminary recommendations regarding salary adjustments, if any, and annual award amounts.

Role of the Compensation Consultant

The Compensation Committee retained Pearl Meyer as its independent executive compensation consultant. In connection with its engagement, Pearl Meyer reviewed 2022 proxy season results and implications for our pay practices; assisted in the review and confirmation of our peer group for executive compensation and performance review purposes; provided updates on emerging executive compensation trends, including proxy advisory firm and regulatory developments; and reviewed and assessed all elements of our pay programs for executive officers, including the competitiveness of pay levels and incentive program design. The Committee assessed Pearl Meyer’s independence pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from serving as an independent consultant to the Committee.

30

Compensation Discussion and Analysis

Comparative Market Assessment

The Compensation Committee reviews compensation data from two different comparison groups as a market reference for its named executive officer compensation decisions.

Proxy Comparison Group

The Compensation Committee uses the Proxy Comparison Group as a reference point for our compensation plan structure, pay mix, general equity granting practices and individual pay levels.

This group is focused on our direct competitors for executive talent. Its members are selected from insurance brokers and carriers and from professional and financial services companies that may compete with us for executive talent or in specific lines of business.

The companies listed below under “Insurance Brokers” are of particular interest for the Compensation Committee. Although Aon plc, Marsh & McLennan Companies, Inc. and Willis Towers Watson plc are larger than we are on certain size dimensions, the Committee believes it is important to understand their compensation programs given that they directly compete with us for executive talent. Additionally, we are similarly-sized to the median-sized company in the broader peer group.

The Compensation Committee used the companies set forth below for the 2022 analysis, based on the results of a strategic review conducted in 2021. The strategic review was conducted in light of concerns over the comparability of insurance carriers, as well as the growing importance of other screening criteria, including human capital management, which increases the relevance of the company’s total number of employees in the determination of an appropriate peer group. The Compensation Committee believes the new peer group provides a better representation of the talent market for the company’s executive officers.

The changes in the peer group following the strategic review consisted of the following: (i) the removal of Alleghany Corporation, Unum Group, Old Republic International Corp., W.R. Berkley Corp., The Hanover Insurance Group and Axis Capital Holdings Ltd.; and (ii) the addition of Automatic Data Processing, Inc., Franklin Resources, Inc., Moody’s Corporation, Northern Trust Corporation, Robert Half International Inc., S&P Global Inc., The Bank of New York Mellon Corporation, The Charles Schwab Corporation and The Hartford Financial Services Group, Inc.

Insurance Brokers

Aon plc

Brown & Brown, Inc.

Marsh & McLennan Companies, Inc.

Willis Towers Watson plc

Insurance Carriers

American Financial Group Inc.

Arch Capital Group Ltd.

CNA Financial Corp.

The Hartford Financial Services Group, Inc.

Markel Corp.

Professional / Financial Services Firms

Automatic Data Processing, Inc.

The Bank of New York Mellon Corporation

The Charles Schwab Corporation

Fidelity National Financial, Inc.

Franklin Resources, Inc.

Moody’s Corporation

Northern Trust Corporation

Raymond James Financial, Inc.

Robert Half International Inc.

S&P Global Inc.

Survey Comparison Group

The Compensation Committee also uses a Survey Comparison Group as a reference point for individual pay levels for certain executive positions.

This group consists of insurance and general industry companies similar to us in total assets, revenue or number of employees. In 2022, the Compensation Committee reviewed pay data from a published survey conducted by Aon-Hewitt.

Results of the Comparative Market Assessment

For 2022, the Compensation Committee examined the total direct compensation opportunity (base salary, annual cash incentives and long-term incentives) for each named executive officer, as well as each individual element of compensation. Data from the Proxy Comparison Group and Survey Comparison Group were used as a market reference for compensation decisions. The Compensation Committee does not target total compensation to a specific percentile of comparison group compensation.

The comparative market assessment led the Compensation Committee to approve increases in the annual cash incentive targets for named executive officers, other than Pat Gallagher, from 100% of salary to 125% of salary, and for Pat Gallagher from 200% to 225% of salary.

2023 PROXY STATEMENT	31

Compensation Discussion and Analysis

Compensation Committee Report

The Compensation Committee oversees the company’s compensation program for named executive officers on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth above.

Based on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the company’s 2023 Proxy Statement and incorporated by reference in its 2022 Annual Report on Form 10-K, which it files with the SEC.

Compensation Committee

Sherry S. Barrat (Chair)

David S. Johnson

Kay W. McCurdy

32

Executive Compensation Tables

Executive Compensation Tables

2022 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Bonus(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Pat Gallagher Chairman, President and Chief Executive Officer	2022	1,300,000	3,575,528	1,227,365	5,850,000	—	—	2,242,033	14,194,926
	2021	1,300,000	3,692,473	1,799,676	5,200,000	—	19,063	1,871,043	13,882,255
	2020	1,250,000	2,953,046	684,815	4,375,000	—	98,106	1,816,494	11,177,460

Doug Howell Chief Financial Officer	2022	950,000	726,205	498,312	2,375,000	—	—	779,346	5,328,863
	2021	950,000	749,494	730,976	1,900,000	500,000	191	770,200	5,600,861
	2020	900,000	983,200	171,129	1,575,000	—	3,566	716,222	4,349,117

Tom Gallagher President – P/C Brokerage	2022	1,000,000	764,259	524,521	2,500,000	—	—	1,382,682	6,171,462
	2021	1,000,000	789,143	769,085	2,000,000	1,000,000	—	935,000	6,493,228
	2020	900,000	674,711	313,087	1,575,000	—	79,381	657,787	4,199,945

Scott Hudson President – Risk Management	2022	750,000	573,194	393,305	1,875,000	—	—	624,545	4,216,044
	2021	700,000	552,528	538,325	1,400,000	—	—	612,805	3,803,658
	2020	700,000	524,775	243,456	1,225,000	—	—	557,382	3,250,593

Walt Bay General Counsel and Secretary	2022	725,000	569,230	390,735	1,812,500	—	—	598,359	4,095,825
	2021	725,000	587,701	572,810	1,450,000	500,000	—	583,357	4,418,868
	2020	675,000	616,115	176,124	1,181,250	—	—	528,205	3,176,694

(1)

This column includes the full grant date fair value of PSUs and RSUs granted during each fiscal year. The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. The amounts reported in this column for PSUs granted during each fiscal year represent the value of each award at the grant date based upon the probable outcome of the performance conditions under the program, determined in accordance with FASB ASC Topic 718. In accordance with SEC rules, any estimate for forfeitures is excluded from, and does not reduce, such amounts. Maximum payouts for the 2022 PSU awards as of the date of grant were as follows: Pat Gallagher – $7,151,056; Doug Howell – $1,452,410; Tom Gallagher – $1,528,516; Scott Hudson – $1,146,389; and Walt Bay – $1,138,461. For a discussion of PSUs, see page 26. For additional information on the valuation assumptions with respect to stock grants, refer to Note 12 to our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022.

(2)

This column represents the full grant date fair value of stock option awards granted during each fiscal year. The amounts reported in this column have been calculated in accordance with FASB ASC Topic 718. In accordance with SEC rules, any estimate for forfeiture is excluded from, and does not reduce, such amounts. For additional information on the valuation assumptions with respect to option grants, refer to Note 10 to our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022.

(3)

This column represents annual performance-based cash incentive awards related to services rendered in 2020, 2021 and 2022. Awards are reported for the year in which they are earned, regardless of the year in which they are paid. The 2020, 2021, and 2022 awards were paid fully in cash in April of 2021 and 2022 and expected to be paid April of 2023, respectively.

(4)

The amounts set forth for 2021 represent one-time cash bonuses awarded to Doug Howell, Tom Gallagher and Walt Bay in connection with their contributions to completing the Wills Re acquisition. These amounts were paid out in April of 2022.

(5)

The amounts shown in this column represent the aggregate change in actuarial present value of each named executive officer’s benefits under our pension plan, except where such change is a negative value. When that is the case, SEC rules require that a zero be included in this table. In 2022, such figures were all negative as follows: Pat Gallagher – $(149,333); Doug Howell – $(5,583); and Tom Gallagher – $(151,010). Scott Hudson and Walt Bay do not have any accrued benefits under our pension plan.

2023 PROXY STATEMENT	33

Executive Compensation Tables

(6)	For 2022, includes the following:

Named Executive Officer	DEPP Awards* ($)	Supplemental Plan Match** ($)	401(k) Match*** ($)	Corporate Auto & Insurance ($)	Financial Advisory Services ($)	Non U.S Tax Reimbursement ($)(1)	Chartered Aircraft**** ($)	Club Memberships Not Exclusively For Business Use, Cell Phone Allowance, Corporate Event Tickets, Employee Commission Return ($)

Pat Gallagher	1,500,000	309,750	15,250	8,664	—	—	353,109	55,261

Doug Howell	600,000	127,250	15,250	8,664	17,045	—	—	11,137

Tom Gallagher	600,000	134,750	15,250	5,064	—	516,950	93,002	17,665

Scott Hudson	500,000	92,250	15,250	—	17,045	—	—	—

Walt Bay	450,000	93,500	15,250	8,664	17,045	—	—	13,900

(1)	Amounts reported in this column represent non-U.S. tax reimbursements related to expatriate assignments.

*Deferred Equity Participation Plan (DEPP)

Deferred cash awards under the DEPP are nonqualified deferred compensation awards under Section 409A of the Internal Revenue Code. Each named executive officer has made an irrevocable election to have such awards deemed invested in a fund representing shares of our common stock. Awards under the DEPP do not vest until participants reach age 62 (or the one-year anniversary of the date of grant for participants over the age of 61, which applies to Pat Gallagher, Doug Howell, Tom Gallagher and Scott Hudson). Accordingly, amounts in the plan are subject to forfeiture in the event of a voluntary termination of employment prior to age 62 (or the minimum one-year vesting period). Awards deemed invested in our common stock provide an incentive for our named executive officers to manage our company for earnings growth and total shareholder return. In addition, the deferred realization of these awards encourages retention of our named executive officers until a normal retirement age, and for one-year increments after such age.

**Supplemental Savings and Thrift Plan (Supplemental Plan) Match

The Supplemental Plan allows certain highly compensated employees (those with compensation greater than an amount set annually by the IRS) to defer up to 80% of their base salary and annual cash incentive payment. We match any deferrals of salary and annual cash incentive payments on a dollar-for-dollar basis up to the lesser of (i) the amount deferred or (ii) 5% of the employee’s regular earnings minus the maximum contribution that we could have matched under the 401(k) Plan. All such cash deferrals and match amounts may be deemed invested, at the employee’s election, in a number of investment options that include various mutual funds, an annuity product and a fund representing our common stock. Such employees may also defer RSUs and PSUs, but these deferrals are not subject to company matching. Amounts held in the Supplemental Plan accounts are payable as of the employee’s termination of employment, or at such other time as the employee elects in advance of the deferral, subject to certain exceptions set forth in IRS regulations.

***401(k) Match

Under our 401(k) Savings and Thrift Plan (401(k) Plan), a tax qualified retirement savings plan, participating employees, including our named executive officers, may contribute up to 75% of their earnings on a before-tax or after-tax basis into their 401(k) Plan accounts, subject to limitations imposed by the Internal Revenue Service (IRS). For fiscal year 2022, we matched an amount equal to one dollar for every dollar an employee contributed on the first 5% of his or her regular earnings, subject to standard IRS compensation limits. The 401(k) Plan has other standard terms and conditions.

****Chartered Aircraft

Amounts in this column represent the incremental cost to the company of personal use of aircraft chartered by the company. See page 26 for additional information. The incremental cost is calculated as the actual cost billed to the company for the applicable chartered flight. Where more than one executive officer was on the same flight, the cost was allocated proportionally between them. The imputed income attributable to such flights was taxable income and the associated taxes were not reimbursed or paid by the company.

34

Executive Compensation Tables

2022 Grants of Plan-Based Awards

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Plan		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Pat Gallagher	LTIP	(1)	3/15/22	—	—	—	—	—	—	—	35,825	158.56	1,227,365
	LTIP	(2)	3/15/22	—	—	—	11,275	22,550	45,100	—	—	—	3,575,528
	ANNUAL	(3)	N/A	N/A	2,925,000	5,850,000	—	—	—	—	—	—	N/A

Doug Howell	LTIP	(1)	3/15/22	—	—	—	—	—	—	—	14,545	158.56	498,312
	LTIP	(2)	3/15/22	—	—	—	2,290	4,580	9,160	—	—	—	726,205
	ANNUAL	(3)	N/A	N/A	1,187,500	2,375,000	—	—	—	—	—	—	N/A

Tom Gallagher	LTIP	(1)	3/15/22	—	—	—	—	—	—	—	15,310	158.56	524,521
	LTIP	(2)	3/15/22	—	—	—	2,410	4,820	9,640	—	—	—	764,259
	ANNUAL	(3)	N/A	N/A	1,250,000	2,500,000	—	—	—	—	—	—	N/A

Scott Hudson	LTIP	(1)	3/15/22	—	—	—	—	—	—	—	11,480	158.56	393,305
	LTIP	(2)	3/15/22	—	—	—	1,808	3,615	7,230	—	—	—	573,194
	ANNUAL	(3)	N/A	N/A	937,500	1,875,000	—	—	—	—	—	—	N/A

Walt Bay	LTIP	(1)	3/15/22	—	—	—	—	—	—	—	11,405	158.56	390,735
	LTIP	(2)	3/15/22	—	—	—	1,795	3,590	7,180	—	—	—	569,230
	ANNUAL	(3)	N/A	N/A	906,250	1,812,500	—	—	—	—	—	—	N/A

(1)	Stock options under our 2022 Long-Term Incentive Plan, vesting one-third on each of the third, fourth and fifth anniversaries of the grant date.

(2)

The amounts represent the range of possible shares issuable to each named executive officer on the third anniversary of the grant date related to PSUs under our 2022 Long-Term Incentive Plan. See page 26.

(3)

The amounts in this line represent the range of possible annual cash incentive award the named executive officer was eligible to receive in April 2023, related to 2022 performance under our annual cash incentive program. The amounts were subject to performance criteria and subject to the Compensation Committee’s downward discretion. The amounts actually paid to each named executive officer are reported in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table and footnote (3) thereto.

2023 PROXY STATEMENT	35

Executive Compensation Tables

Outstanding Equity Awards at 2022 Fiscal Year-End

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)

Pat Gallagher	62,900	0	43.71	3/17/23	—	—	—	—
	58,300	0	56.86	3/16/24	—	—	—	—
	27,601	13,799	70.74	3/15/25	—	—	—	—
	14,684	29,366	79.59	3/14/26	—	—	—	—
	0	68,550	86.17	3/12/27	—	—	—	—
	0	76,975	127.90	3/16/28	—	—	—	—
	0	35,825	158.56	3/15/29	—	—	—	—
					68,540	12,922,532	102,840	19,389,454

Doug Howell	16,800	0	56.86	3/16/24	—	—	—	—
	9,934	4,966	70.74	3/15/25	—	—	—	—
	4,701	9,399	79.59	3/14/26	—	—	—	—
	0	17,130	86.17	3/12/27	—	—	—	—
	0	31,265	127.90	3/16/28	—	—	—	—
	0	14,545	158.56	3/15/29	—	—	—	—
					26,045	4,910,524	20,880	3,936,715

Tom Gallagher	25,400	0	43.71	3/17/23	—	—	—	—
	37,300	0	56.86	3/16/24	—	—	—	—
	19,867	9,933	70.74	3/15/25	—	—	—	—
	9,401	18,799	79.59	3/14/26	—	—	—	—
	0	31,340	86.17	3/12/27	—	—	—	—
	0	32,895	127.90	3/16/28	—	—	—	—
	0	15,310	158.56	3/15/29	—	—	—	—
					15,660	2,952,536	21,980	4,144,109

Scott Hudson	18,700	0	43.71	3/17/23	—	—	—	—
	30,300	0	56.86	3/16/24	—	—	—	—
	15,467	7,733	70.74	3/15/25	—	—	—	—
	7,301	14,599	79.59	3/14/26	—	—	—	—
	0	24,370	86.17	3/12/27	—	—	—	—
	0	23,025	127.90	3/16/28	—	—	—	—
	0	11,480	158.56	3/15/29	—	—	—	—
					12,180	2,296,417	15,870	2,992,130

Walt Bay	21,800	—	56.86	3/16/24	—	—	—	—
	11,201	5,599	70.74	3/15/25	—	—	—	—
	5,284	10,566	79.59	3/14/26	—	—	—	—
	0	17,630	86.17	3/12/27	—	—	—	—
	0	24,500	127.90	3/16/28	—	—	—	—
	0	11,405	158.56	3/15/29	—	—	—	—
					19,550	3,685,957	16,370	3,086,400

36

Executive Compensation Tables

(1)	Stock options vest or vested in accordance with the following vesting schedules:

Expiration Date	One-third vests on each of:

3/17/23	March 17, 2019, March 17, 2020 and March 17, 2021

3/16/24	March 16, 2020, March 16, 2021 and March 16, 2022

3/15/25	March 15, 2021, March 15, 2022 and March 15, 2023

3/14/26	March 14, 2022, March 14, 2023 and March 14, 2024

3/12/27	March 12, 2023, March 12, 2024 and March 12, 2025

3/16/28	March 16, 2024, March 16, 2025 and March 16, 2026

3/15/29	March 15, 2025, March 15, 2026 and March 15, 2027

(2)	The following table provides information with respect to the vesting of each named executive officer’s unvested RSUs and earned PSUs as of December 31, 2022:

Vesting Date	Type of award	Pat Gallagher	Doug Howell	Tom Gallagher	Scott Hudson	Walt Bay

3/15/23	Restricted Stock Units*	—	3,250	—	—	4,000

3/14/24	Restricted Stock Units*	—	2,825	—	—	3,500

3/12/25	Restricted Stock Units*	—	2,850	—	—	2,250

3/12/23	Performance Share Units**	68,540	17,120	15,660	12,180	9,800

Total		68,540	26,045	15,660	12,180	19,550

*	Granted in 2018, 2019 and 2020 (vesting five years from the date of grant).

**	Granted in 2020, 200% of award earned based on our 2020-2022 performance.

(3)	The amounts in this column are based on a closing stock price of $188.54 for our common stock on December 31, 2022.

(4)	The following table provides information with respect to the vesting of each named executive officer’s unearned unvested PSUs as of December 31, 2022:

Vesting Date	Type of award	Pat Gallagher	Doug Howell	Tom Gallagher	Scott Hudson	Walt Bay

3/16/24	Performance Share Units**	57,740	11,720	12,340	8,640	9,190

3/15/25	Performance Share Units**	45,100	9,160	9,640	7,230	7,180

Total		102,840	20,880	21,980	15,870	16,370

*

Granted in 2021, to be earned on the basis of 2021-2023 performance. The amounts reported represent maximum payouts (200% of target awards) based on 2021-2022 performance. See page 26 for more information.

**	Granted in 2022, to be earned on the basis of 2022-2024 performance. The amounts reported represent maximum payouts (200% of target awards) based on 2022 performance. See page 26 for more information.

(5)	The amounts in this column are based on a closing stock price of $188.54 for our common stock on December 31, 2022.

2023 PROXY STATEMENT	37

Executive Compensation Tables

2022 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1) (2)	Value Realized on Vesting ($)(1)

Pat Gallagher	51,000	5,466,945	52,850	8,301,031

Doug Howell	48,800	6,631,437	20,600	1,322,502

Tom Gallagher	36,800	3,964,731	16,900	2,654,445

Scott Hudson	54,600	6,616,098	13,150	2,065,441

Walt Bay	17,700	2,307,933	13,000	2,083,399

(1)

These columns reflect the vesting of RSUs and PSUs, as applicable. RSUs awarded on March 16, 2017 vested on March 16, 2022 with value realized of $162.67 per share plus accrued cash dividend equivalents. PSUs awarded on March 14, 2019 were earned at 200% on the basis of 2019-2021 performance and vested on March 14, 2022 with value realized of $154.74 per share plus accrued cash dividend equivalents.

(2)	Pursuant to the terms of the Supplemental Plan (see page 34), Doug Howell deferred receipt of half of his PSUs vesting in 2022. He elected a lump-sum distribution in July 2023.

2022 Pension Benefits

No payments were made under our defined benefit plans during 2022.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)

Pat Gallagher	Arthur J. Gallagher & Co. Employees’ Pension Plan	25	868,365

Doug Howell	Arthur J. Gallagher & Co. Employees’ Pension Plan	1	25,945

Tom Gallagher	Arthur J. Gallagher & Co. Employees’ Pension Plan	25	497,636

Scott Hudson	Arthur J. Gallagher & Co. Employees’ Pension Plan	—	—

Walt Bay	Arthur J. Gallagher & Co. Employees’ Pension Plan	—	—

(1)

The last year of credited service was 2005. Total years of actual service were as follows at December 31, 2022: Pat Gallagher - 48; Doug Howell - 19; Tom Gallagher - 42; Scott Hudson - 12; and Walt Bay - 15.

We maintain the Arthur J. Gallagher & Co. Employees’ Pension Plan (the Pension Plan) which is qualified under the Internal Revenue Code and which historically covered substantially all domestic employees. In 2005, we amended the Pension Plan to freeze the accrual of future benefits for all domestic employees effective July 1, 2005. Benefits under the Pension Plan are based upon the employee’s highest average annual earnings for a five calendar-year period with us and are payable after retirement in the form of an annuity or a lump sum. The maximum amount of annual earnings that may be considered in calculating benefits under the Pension Plan is $210,000 (the maximum amount of annual earnings allowable by law in 2005, the last year that benefits accrued under the Pension Plan).

Benefits under the Pension Plan are calculated as an annuity equal to 1% of the participant’s highest annual average earnings multiplied by years of service, and commencing upon the participant’s retirement on or after age 65. The maximum benefit under the pension plan upon retirement would be $53,318 per year, payable at age 65 in accordance with IRS regulations. Participants also may elect to commence their pensions anytime on or after attaining age 55 if they retire prior to age 65, with an actuarial reduction to reflect the earlier commencement date, ranging from 54% at age 55 to no reduction at age 65. All of our named executive officers with accumulated benefits under the plan are eligible to take this early retirement option. Pat Gallagher is eligible for normal age retirement under the Pension Plan. For additional information on the valuation assumptions with respect to pensions, refer to Note 13 to our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022.

38

Executive Compensation Tables

2022 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)(4)	Aggregate Balance at Last Fiscal Year End ($)(4)(5)

Pat Gallagher	DEPP	—	1,500,000	2,884,080	1,947,076	25,717,182
	Supplemental Plan	650,000	309,750	(1,047,923)	—	23,348,943

Doug Howell	DEPP	—	600,000	3,984,433	—	35,577,516
	Supplemental Plan	2,354,722	127,250	(57,931)	—	38,542,321

Tom Gallagher	DEPP	—	600,000	216,975	34,866	1,588,712
	Supplemental Plan	150,000	134,750	156,463	—	2,680,160

Scott Hudson	DEPP	—	500,000	1,801,835	—	15,946,860
	Supplemental Plan	150,500	92,250	(136,537)	—	1,665,384

Walt Bay	DEPP	—	450,000	1,897,074	—	16,837,208
	Supplemental Plan	100,000	93,500	(181,419)	—	3,099,509

(1)

Amounts in this column include amounts reported in the “Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the 2022 Summary Compensation Table. For Doug Howell, the amount in this column also includes the value of PSUs which vested in 2022 and which he deferred until 2023. For more information regarding such PSUs deferred by Doug Howell, see also footnote (2) to the 2022 Option Exercises and Stock Vested table.

(2)	These amounts are included in the “All Other Compensation” column of the 2022 Summary Compensation Table.

(3)

Amounts in this column are not included in the 2022 Summary Compensation Table. These amounts represent the change in market value on deferred and matched amounts under the Supplemental Plan and on our contributions to the DEPP, based on the market-rate returns and dividend equivalents credited to participant accounts for the period January through December 2022. Participants may direct their Supplemental Plan account balances into a number of deemed investment options that include mutual funds, an annuity product and a fund representing our common stock, and may change such deemed investments on any regular business day. Awards under the DEPP are credited with returns of deemed investments elected by the participant, including a fund representing our common stock. Each of our named executive officers has elected the fund representing our common stock.

(4)

For Pat Gallagher, this amount includes both an accelerated distribution under the DEPP to cover applicable taxes on vested awards and receipt of a distribution in accordance with prior elections under the DEPP. Tom Gallagher also received an accelerated distribution under the DEPP to cover applicable taxes on a vested award.

(5)

The DEPP amounts include the following amounts also reported as compensation in this and prior years’ Summary Compensation Tables (as applicable): Pat Gallagher - $9,900,000; Doug Howell - $7,300,000; Tom Gallagher - $4,400,000; Scott Hudson - $2,250,000; and Walt Bay - $2,000,000.

2023 PROXY STATEMENT	39

Executive Compensation Tables

2022 Potential Payments upon Termination or Change in Control

Change-in-Control Agreements

We provide our named executive officers with change-in-control agreements, which we believe are an important part of their overall compensation. In addition to helping secure their continued dedication to stockholder interests prior to or following a change in control, the Compensation Committee also believes these agreements are important for recruitment and retention, as all or nearly all of our competitors for talent have similar agreements in place for their senior employees. In general, compensation levels under these agreements are separate and unrelated to named executive officers’ overall compensation decisions for a given year.

Double Trigger

Each named executive officer’s change-in-control agreement provides for payments if there is a “Termination” of the individual within 24 months after a “Change in Control” (commonly referred to in combination as a “double trigger”).

•

A Change in Control occurs (i) if a person or group is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the voting power to elect directors, (ii) if there is a change in the composition of the Board such that within a period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board and any new directors elected or nominated by at least two-thirds of the directors who were either directors at the beginning of the two-year period or were so elected or nominated, cease for any reason to constitute at least a majority of the Board, or (iii) our stockholders approve the sale of all or substantially all of our assets or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in (i) or (ii) above. A substantially similar change-in-control definition is used under our equity plans, the DEPP and the Supplemental Plan, except that our equity plans and the DEPP do not include subsection (iii) above.

•

A Termination means either (i) a termination of employment by us for any reason other than death, physical or mental incapacity or “cause” (defined as gross misconduct or willful and material breach of the change-in-control agreement) or (ii) resignation upon the occurrence of (1) a material change in the nature or scope of the individual’s authorities, powers, functions or duties, (2) a reduction in total compensation, (3) any relocation of the individual’s principal place of employment more than 35 miles from his or her location prior to the Change in Control, (4) a breach of the change-in-control agreement by us or (5) a good faith determination by the individual that as a result of the Change in Control, his or her position is materially affected.

Payments upon Double Trigger

Under the change-in-control agreements, each named executive officer subject to a Termination within 24 months after a Change in Control is entitled to receive:

•

Severance – two-times salary, bonus and annual cash incentive. A lump sum severance payment equal to salary, bonus and annual cash incentive compensation payments for a 24-month period on the basis of a salary rate not less than his annual salary prior to the termination, or if greater, the salary at the time of the Change in Control and the bonus and annual cash incentive payment prior to termination or, if greater, the bonus and annual cash incentive payment prior to the Change in Control. The severance payment would be made in a lump sum not more than seven days after the date of termination.

•

No new excise tax gross-up payments. Our change-in-control agreements entered into prior to 2008 provide that the named executive officer would be eligible to receive an excise tax “gross-up” payment as defined in Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, relating to so-called “excess parachute payments.” However, our change-in-control agreements entered into after 2008 do not contain excise tax gross-ups, and it is our policy not to enter into new change-in-control agreements that contain excise tax gross-ups, or amend existing change-in-control agreements without removing these provisions.

•

Participation in benefit plans. The change-in-control agreements also provide for continued participation in welfare benefit plans, including medical, dental, life and disability insurance, on the same basis and at the same cost as prior to the Termination, for the shorter of a two-year period or until the individual becomes covered by a different plan with coverage or benefits equal to or greater than the plan provided by us. The agreements also provide for the payment of any unpaid salary and a lump sum cash payment for accumulated but unused vacation.

40

Executive Compensation Tables

Other Termination and Change-in-Control Payments

The table below shows potential incremental payments, benefits and equity award accelerations upon termination of our named executive officers. The amounts are determined under existing agreements and plans for various termination scenarios. The amounts assume that the trigger events for all such payments occurred on December 31, 2022 and use the closing price of our common stock on that date of $188.54. The amounts in the table below do not include the amount of pension or deferred compensation our named executive officers would receive under each termination scenario. Instead, these amounts are reflected in the 2022 Pension Benefits and 2022 Nonqualified Deferred Compensation tables presented above.

•

Stock options. All of our named executive officers have outstanding stock options, which they are eligible to exercise upon termination of employment. If they are terminated for cause they are eligible to exercise all options that are vested at the time of termination, subject to the restrictive covenant and clawback provisions in their award agreements. Because our named executive officers have all reached the age of 55, upon a voluntary resignation or termination without cause, their stock options would not be subject to forfeiture if their departure from the company is at least two years after the date of grant. If a named executive officer is terminated due to death or disability, all stock options vest and remain outstanding through their original expiration date. Upon a change in control, stock options granted prior to the approval of our 2017 Long-Term Incentive Plan vest immediately and may be exercised through their original expiration date. For stock options granted after the approval of our 2017 and 2022 Long-Term Incentive Plans, accelerated vesting at a change in control (or at termination of employment within six months prior to or twenty-four months following the change in control) requires Board approval.

•

RSUs. Doug Howell and Walt Bay have outstanding RSUs. Upon a termination for cause, all unvested RSUs would lapse. Because they have reached the age of 55, upon a voluntary resignation or termination without cause, their RSUs would not be subject to forfeiture if their departure from the company is at least two years after the date of grant, although vesting and distribution will still occur in accordance with the original schedule. If they terminate because of death or disability the awards vest immediately. Upon a change in control, all RSUs granted prior to the approval of our 2017 Long-Term Incentive Plan vest immediately. Accelerated vesting of their RSUs at a change in control (or upon termination of employment within six months prior to or twenty-four months following the change in control) requires Board approval.

•

PSUs. All of our named executive officers have outstanding PSUs. Upon a termination for cause, all unvested PSUs would lapse. Because our named executive officers have all reached the age of 55, upon a voluntary resignation or termination without cause, the earned portion of PSUs would not be subject to forfeiture if their departure from the company is at least two years after the date of grant, although vesting and distribution will still occur in accordance with the original schedule. If they terminate because of death or disability the awards vest immediately at target. Upon a change in control, or upon termination of employment within six months prior to or twenty-four months following a change in control, immediate vesting of all earned PSUs and the deemed satisfaction of performance conditions at target levels for unearned PSUs or, if greater, on a pro rata basis based on actual achievement as of the date of the change in control, require Board approval.

•

DEPP. All of our named executive officers participate in the DEPP. Amounts in this plan vest on the earliest to occur of (1) the date the participant turns 62 (or the one-year anniversary of the date of grant for participants over 61), (2) death, (3) termination of employment because of disability, (4) termination in a manner that grants the person severance pay under our Severance Plan (filed as an exhibit to our Securities Exchange Act of 1934, as amended (Exchange Act) filings) and (5) a change in control. Accordingly, vesting would accelerate under all of the termination scenarios other than a voluntary resignation or a termination for cause..

•

Termination for Cause. Where applicable, termination “for cause” under our plans generally means a termination of employment based upon the good faith determination of the company that one or more of the following events has occurred: (i) the participant has committed a dishonest or fraudulent act to the material detriment of the company; (ii) the participant has been convicted (or pleaded guilty or nolo contendere) for a crime involving moral turpitude or for any felony; (iii) material and persistent insubordination on the part of the participant; (iv) the loss by the participant, for any reason, of any license or professional registration without the company’s written consent; (v) the diversion by the participant of any business or business opportunity of the company for the benefit of any party other than the company; (vi) material violation of the company’s Global Standards of Business Conduct by the participant; or (vii) the participant has engaged in illegal conduct, embezzlement or fraud with respect to the assets, business or affairs of the company.

•

No Liberal Change-in-Control Definitions in Equity Plans or DEPP. None of our equity plans or the DEPP has a “liberal” change-in-control definition (i.e., they do not provide for buyout thresholds lower than 50%, and a change in control is deemed to occur upon completion, rather than stockholder approval, of a transaction).

2023 PROXY STATEMENT	41

Executive Compensation Tables

	Executive Benefits and Payments Upon Separation	Voluntary Resignation ($)	Death or Disability ($)	Termination with Cause ($)	Termination without Cause ($)	Change in Control(1) ($)	Termination without Cause or Resignation for Good Reason Following Change in Control ($)

Pat Gallagher	Severance Pay	—	—	—	1,300,000	—	14,300,000
	Stock Options(2)	33,480,382	39,222,180	21,637,971	33,480,382	39,222,180	39,222,180
	PSUs(3)	12,940,009	26,804,122	—	12,940,009	26,804,122	26,804,122
	DEPP(4)	23,914,137	25,717,182	23,914,137	25,717,182	25,717,182	25,717,182
	Benefit Plan Participation(5)	—	—	—	—	—	80,078
	Excise Tax Gross-Up	—	—	—	—	—	19,060,079
	Total	70,334,529	91,743,483	45,552,108	73,437,573	91,743,483	125,183,640

Doug Howell	Severance Pay	—	—	—	694,231	—	6,650,000
	Stock Options(2)	7,257,237	9,589,206	3,894,623	7,257,237	9,589,206	9,589,206
	RSUs	1,705,627	1,705,627	—	1,705,627	1,705,627	1,705,627
	PSUs(3)	3,232,170	6,047,021	—	3,232,170	6,047,021	6,047,021
	DEPP	—	35,577,516	—	35,577,516	35,577,516	35,577,516
	Benefit Plan Participation(5)	—	—	—	—	—	51,058
	Excise Tax Gross-Up	—	—	—	—	—	7,438,868
	Total	12,195,034	52,919,370	3,894,623	48,466,781	52,919,370	67,059,296

Tom Gallagher	Severance Pay	—	—	—	1,000,000	—	7,000,000
	Stock Options(2)	18,381,452	20,835,198	11,954,918	18,381,452	20,835,198	20,835,198
	PSUs(3)	2,956,530	5,919,699	—	2,956,530	5,919,699	5,919,699
	DEPP(4)	867,494	1,588,712	867,494	1,588,712	1,588,712	1,588,712
	Benefit Plan Participation(5)	—	—	—	—	—	49,941
	Excise Tax Gross-Up	—	—	—	—	—	5,463,141
	Total	22,205,476	28,343,610	12,822,412	23,926,694	28,343,610	40,856,692

Scott Hudson	Severance Pay	—	—	—	346,154	—	5,250,000
	Stock Options(2)	14,311,947	16,052,353	9,315,682	14,311,947	16,052,353	16,052,353
	PSUs(3)	2,299,523	4,436,185	—	2,299,523	4,436,185	4,436,185
	DEPP	—	15,946,860	—	15,946,860	15,946,860	15,946,860
	Benefit Plan Participation(5)	—	—	—	—	—	41,248
	Excise Tax Gross-Up	—	—	—	—	—	1,893,531
	Total	16,611,470	36,435,399	9,315,682	32,904,484	36,435,399	43,620,178

Walt Bay	Severance Pay	—	—	—	418,269	—	5,075,000
	Stock Options(2)	8,381,305	10,208,907	4,765,794	8,381,305	10,208,907	10,208,907
	RSUs	1,865,875	1,865,875	—	1,865,875	1,865,875	1,865,875
	PSUs(3)	1,850,191	4,057,060	—	1,850,191	4,057,060	4,057,060
	DEPP	—	16,837,208	—	16,837,208	16,837,208	16,837,208
	Benefit Plan Participation(5)	—	—	—	—	—	58,841
	Excise Tax Gross-Up	—	—	—	—	4,336,116	7,246,886
	Total	12,097,371	32,969,050	4,765,794	29,352,848	37,305,166	45,349,777

(1)	For stock options, RSUs and PSUs granted after 2017, assumes Board approval of accelerated payouts at a change in control.

(2)	A substantial portion of the values shown represent fully vested amounts, which are disclosed above under Outstanding Equity Awards at 2022 Fiscal Year-end.

(3)	For purposes of this table we assume that unearned PSUs are valued at actual achievement as of December 31, 2022.

(4)	The participant has reached age 62, which means that substantially all award balances under the plan are vested.

(5)	Represents the lump sum present value of two years of benefits as described above under Participation in benefit plans.

42

Item 3 – Advisory vote to Approve the Compensation of our Named Executive Officers

Item 3 – Advisory vote to Approve the Compensation of our Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote, on a non-binding, advisory basis, to approve the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, compensation tables and related narrative discussion in this Proxy Statement. This proposal, commonly known as “say-on-pay”, gives our stockholders the opportunity to express their views on the compensation of our named executive officers and is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices. Our stockholders are given the opportunity to vote, on a non-binding, advisory basis, on say-on-pay proposals annually. Our stockholders will have the next opportunity to vote on such a proposal at the 2024 Annual Meeting unless the company announces otherwise following the Board of Director’s consideration of the advisory vote provided in Item 4 of this Proxy Statement regarding the frequency of future advisory votes to approve named executive officer compensation .

We believe that our compensation program for named executive officers is structured in the best manner possible to support our company and business objectives, as well as to support our culture and traditions developed since our founding in 1927. We believe our program strikes the appropriate balance between using responsible, measured pay practices and effectively motivating our executives to dedicate themselves fully to value creation for our stockholders.

We encourage you to read our Compensation Discussion and Analysis on pages 21 to 31 of this Proxy Statement and our Executive Compensation tables on pages 33 to 42.

The vote is advisory, which means that the vote is not binding on the Board or the Compensation Committee and neither the Board nor the Compensation Committee will be required to take any action, or refrain from taking any action, as a result of the outcome of the vote on this proposal. The Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Resolution and Recommendation

The Board strongly endorses the company’s compensation program for named executive officers and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the compensation of the named executive officers of Arthur J. Gallagher & Co., as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative in this Proxy Statement, is hereby APPROVED.

The Board recommends that you vote “FOR” the advisory resolution approving the compensation of the company’s named executive officers

2023 PROXY STATEMENT	43

Item 4 – Advisory vote on the Frequency of Future Stockholder votes to Approve the Compensation of our Named Executive Officers

Item 4 – Advisory vote on the Frequency of Future Stockholder votes to Approve the Compensation of our Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote, on a non-binding, advisory basis, to provide input on the frequency of future stockholder advisory votes to approve our compensation program for named executive officers. This proposal, commonly known as “say-on-frequency,” gives our stockholders the opportunity to advise the Board on whether such advisory votes should occur every year, every two years or every three years. Our say-on-pay votes currently take place on an annual basis.

The Board believes that submitting the advisory vote on our compensation program for named executive officers on an annual basis is appropriate for Arthur J. Gallagher & Co. and our stockholders. We view the advisory vote on the compensation of our named executive officers as an additional opportunity for our stockholders to communicate with us regarding their views. Additionally, an annual advisory vote is consistent with our objective of engaging in regular dialogue with our stockholders on corporate governance and executive compensation matters. Accordingly, the Board recommends that stockholders approve holding the advisory vote to approve the compensation of our named executive officers every “1 YEAR.”

The enclosed proxy card gives you four choices for voting on this item. You can choose whether the say-on-pay vote should be conducted every 1 YEAR, 2 YEARS or 3 YEARS. You may also abstain from voting on this item. You are not voting to approve or disapprove the Board’s recommendation on this item.

Although the vote is advisory and non-binding, the Compensation Committee and the Board value your opinion and will consider the outcome of this vote when determining the frequency of future stockholder votes on named executive officer compensation.

The Board recommends that you vote for conducting an advisory vote to approve the compensation of the company’s named executive officers every “1 YEAR”

44

Pay Versus Performance

Pay Versus Per
f
ormance
As required by Item 402(v) of Regulation
S-K,
we are providing the following information regarding the relationship between executive “compensation actually paid” and the company’s financial performance for each of the last three completed calendar years. For further information concerning the company’s pay for performance philosophy and how the company aligns executive compensation with performance, see
Overview of Our Executive Compensation Program
and
Components of Compensation for Named Executive
Officers
.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (4)	Total Shareholder Return (5)	Peer Group Total Shareholder Return (6)	Net Income (millions)	Adjusted EBITDAC Growth (7)

2022	$14,194,926	$23,190,737	$4,953,048	$6,908,560	$112.43	$97.54	$1,114.2	18.4%

2021	$13,882,255	$36,172,141	$5,079,153	$11,580,235	$139.01	$141.53	$906.8	17.2%

2020	$11,177,460	$26,471,099	$3,744,087	$8,713,871	$132.15	$106.24	$818.8	21.0%

(1)
The dollar amounts reported in this column are the amounts reported for Pat Gallagher (the company’s Chairman, President and Chief Executive Officer) for each of the corresponding years in the “Total” column of the
2022 Summary Compensation Table
.

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Pat Gallagher, as computed in accordance with Item 402(v) of Regulation
S-K
and do not reflect total compensation actually realized or received. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the
2022 Summary Compensation Table
for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEO	2022	2021	2020

Summary Compensation Table Total	$14,194,926	$13,882,255	$11,177,460

Less, value of “Stock Awards” and “Option Awards” reported in 2022 Summary Compensation Table	$4,802,893	$5,492,149	$3,637,861

Less, Change in Pension Value reported in 2022 Summary Compensation Table	—	$19,063	$98,106

Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$7,503,151	$13,095,137	$10,030,670

Plus, fair value as of vesting date of equity awards granted and vested in the year	—	—	—

Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$7,566,230	$14,263,150	$10,345,366

Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	$(1,297,632)	$416,987	$(1,371,701)

Plus, dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	$26,954	$25,824	$25,271

Less, prior year-end fair value for any equity awards forfeited in the year	—	—	—

Plus, pension service cost for services rendered during the year	—	—	—

Compensation Actually Paid to Pat Gallagher	$23,190,737	$36,172,141	$26,471,099

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the company’s named executive officers as a group (excluding Pat Gallagher) in the “Total” column of the
2022 Summary Compensation Table
in each applicable year. The names of each of the named executive officers included for these purposes in each applicable year 2020 through 2022 are as follows: Doug Howell, Tom Gallagher, Scott Hudson and Walt Bay.

2023 PROXY STATEMENT	45

Pay Versus Performance

(4)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Pat Gallagher), as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the
2022 Summary Compensation Table
for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-PEO Named Executive Officers	2022	2021	2020

Summary Compensation Table Total	$4,953,048	$5,079,153	$3,744,087

Less, value of “Stock Awards” and “Option Awards” reported in 2022 Summary Compensation Table	$1,109,940	$1,322,515	$925,649

Less, Change in Pension Value reported in 2022 Summary Compensation Table	—	$48	$20,737

Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$1,578,828	$2,958,220	$2,498,015

Plus, fair value as of vesting date of equity awards granted and vested in the year	—	—	—

Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$1,941,447	$4,681,938	$3,877,807

Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	($462,939)	$174,571	($467,652)

Plus, dividends or other earnings paid on awards in the covered fiscal year prior to vesting if not otherwise included in the Summary Compensation Table Total for the covered fiscal year	$8,115	$8,916	$8,000

Less, prior year-end fair value for any equity awards forfeited in the year	—	—	—

Plus, pension service cost for services rendered during the year	—	—	—

Average Compensation Actually Paid to Non-PEO Named Executive Officers	$6,908,560	$11,580,235	$8,713,871

(5)
Total Shareholder Return (TSR) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the company’s share price at the end of each fiscal year shown and the beginning of the measurement period, by (b) the company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2019.

(6)	Includes Aon plc; Marsh & McLennan Companies, Inc.; Willis Towers Watson plc; and Brown & Brown, Inc.

(7)	“Adjusted EBITDAC” growth as defined for our annual cash incentives and PSUs under Annual Cash Incentives and Long-Term Incentives . See Exhibit B for reconciliations of non-GAAP measures.
Description of Relationships between Information Presented in Pay versus Performance Table
As discussed in more detail under
Overview of our Executive Compensation
Program
, an important part of the company’s executive compensation program is pay-for-performance. While the company uses several performance measures to align executive compensation with company performance, not all of those company measures are presented in the Pay versus Performance table. The company seeks to promote the long-term interests of the company and its stockholders and therefore the performance measures used by the company do not always correspond directly to compensation actually paid for a particular year (as calculated in accordance with SEC rules). In accordance with SEC rules, the company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid, Cumulative TSR and Peer Group TSR

Compensation Actually Paid and Net Income

46

Pay Versus Performance

Compensation Actually Paid and Adjusted EBITDAC

Financial Performance Measures
The measures used by the company for both long-term and short-term incentive awards have been selected because the Compensation Committee believes they incentivize our executive officers to make business decisions that align with the long-term interests of our stockholders, hold our executive officers accountable for integration expenses associated with our merger and acquisition activity, provide a strong line of sight between operating decisions and the long-term and annual cash incentives, as applicable, earned by our executive officers, and for our PSUs, by calculating adjusted EBITDAC on a per-share basis, ensure that we maintain an optimal capital structure and act as effective stewards of our stockholders’ investment. The most important financial performance measure used to link compensation actually paid to the company’s named executive officers for the most recently completed fiscal year to the company’s performance is adjusted EBITDAC growth, though the company also considers adjusted revenue growth and adjusted EBITDAC per share growth in connection with final award determinations for annual cash incentives and PSU payouts.

Most Important Measures in Determining NEO Pay

Adjusted EBITDAC growth

Adjusted Revenue growth
Adjusted EBITDAC per share growth

2023 PROXY STATEMENT	47

CEO Pay Ratio

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of Pat Gallagher, our CEO, to the annual total compensation of the median compensated of all our other employees who were employed as of December 31, 2022. For 2022, Pat Gallagher’s total compensation was $14,194,926 and the annual total compensation of our median compensated employee was $58,776. The ratio between these two amounts was 242 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

As of December 31, 2022, our total employee population consisted of approximately 43,636 employees. As permitted by the rule, we excluded approximately 1,441 employees of the businesses we acquired during 2022, which are identified in Note 4 to our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2022. We also excluded approximately 1,804 non-U.S. employees, or less than 5% of our total U.S. and non-U.S. employee population, from the following non-U.S. jurisdictions: Colombia (357), Peru (171), Chile (165), Guernsey (113), Bermuda (94), Sri Lanka (93), Brazil (72), Sweden (69), Jamaica (62), Singapore (60), Jersey (57), Trinidad and Tobago (55), Barbados (41), Germany (38), Norway (33), Cayman Islands (32), France (30), Malaysia (29), Turkey (27), Isle of Man (25), Switzerland (25), United Arab Emirates (22), Gibraltar (20), Italy (17), South Africa (16), Malta (14), Japan (12), Ireland (11), Saint Lucia (8), Belgium (7), Republic of Korea (4), Saint Vincent and the Grenadines (4), Vietnam (4), Antigua and Barbuda (3), Denmark (3), Dominica (3), Grenada (3), Hong Kong (2), Saint Kitts and Nevis (2), and Netherlands (1). After giving effect to these two adjustments, our employee population consisted of approximately 40,391 individuals.

We used 2022 gross taxable income as set forth in our payroll data to determine our “median employee,” which we annualized for all permanent employees who did not work for the entire year. Once identified, we calculated the annual total compensation of our “median employee” for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the 2022 Summary Compensation Table included in this Proxy Statement.

48

Item 5 – Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers

as Permitted by Law

Item 5 – Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law

Our Board of Directors has unanimously adopted and declared advisable, and resolved to recommend to the company’s stockholders that they approve and adopt, an amendment to Article TWELFTH of the Amended and Restated Certificate of Incorporation, as amended, of the Company (the “Certificate”) to provide for the elimination of monetary liability of certain officers of the company in certain limited circumstances (the “Proposed Amendment”). The Proposed Amendment also simplifies the existing exculpation provision related to directors of the company set forth in Article TWELFTH by referring to the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “DGCL”) instead of specifying each instance where exculpation for directors is currently not available under the DGCL. As such, the current exculpation protections available to the directors remain unchanged as a result of the Proposed Amendment. The following description is a summary only and is qualified in its entirety by reference to Exhibit A to this proxy statement, which marks those changes specifically (additions to the Certificate of Incorporation are indicated by underlining and deletions to the Certificate of Incorporation are indicated by strike-outs).

Purpose and Effect of the Proposed Amendment

Pursuant to and consistent with Section 102(b)(7) of the DGCL, Article TWELFTH of the Certificate already eliminates the monetary liability of directors in accordance with the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit companies to include in their certificates of incorporation limitations of monetary liability for certain officers. Consistent with Section 102(b)(7) of the DGCL, the Proposed Amendment would only permit limiting the liability of certain officers for breaches of the fiduciary duty of care for direct claims. Like the provision limiting the liability of directors, the Proposed Amendment does not permit the elimination of liability of certain officers for:

•	any breach of the duty of loyalty to the company or its stockholders;

•	any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or

•	any transaction from which the officer derived an improper personal benefit.

In addition, the Proposed Amendment does not permit the limitation of liability of certain officers in any derivative action. These limitations on exculpation of officers—and the limitations on exculpation of directors under the DGCL—are incorporated into the new Article TWELFTH by specifically providing that “[a] director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended” (emphasis added).

Our Board of Directors believes that it is important to extend exculpation protection to officers, to the fullest extent permitted by DGCL, in order to better position the company to attract and retain qualified and experienced officers. In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. Aligning the protections available to our officers with those available to our directors to the extent such protections are available under the DGCL would empower officers to exercise their business judgment in furtherance of stockholder interests without the potential for distraction posed by the risk of personal liability.

Taking into account the narrow class and type of claims for which officers would be exculpated, and the benefits our Board of Directors believes would accrue to the company and its stockholders—enhancing our ability to attract and retain talented officers and potentially reducing future litigation costs associated with frivolous lawsuits—our Board of Directors determined that the Proposed Amendment is in the best interests of the company and its stockholders

Effectiveness and Vote Required

The company’s officers will receive the protections from liability afforded by the Proposed Amendment effective upon the company filing the Certificate of Amendment setting forth the Proposed Amendment with the Delaware Secretary of State, which we anticipate doing as soon as

2023 PROXY STATEMENT	49

Item 5 – Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law

practicable following stockholder approval of the Proposed Amendment. In addition, if the stockholders approve the Proposed Amendment and the Certificate of Amendment setting forth the Proposed Amendment is filed with the Delaware Secretary of State, we intend to file a Restated Certificate of Incorporation to integrate the Certificate, the Proposed Amendment (if approved) and any other previously adopted amendments to the Certificate into a single document. Our Board of Directors reserves the right to elect to abandon the Proposed Amendment at any time before it becomes effective even if it is approved by the stockholders. If our stockholders do not approve the Proposed Amendment, Article TWELFTH will remain unchanged, our officers will not be entitled to exculpation under the DGCL, and a Certificate of Amendment setting forth the Proposed Amendment will not be filed with the Delaware Secretary of State.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the Proposed Amendment. Abstentions and broker non-votes, if any, will have the effect of a vote against the Proposed Amendment.

Our Board unanimously recommends that you vote “FOR” the Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law

50

Questions & Answers About the Annual Meeting

Questions & Answers About the Annual Meeting

What is the quorum requirement for holding the Annual Meeting?

The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting of the stockholders, present in person or deemed to be present or represented by proxy, shall constitute a quorum for purposes of any Annual Meeting of Stockholders. Broker non-votes and abstentions are counted for purposes of determining the presence of a quorum at this Annual Meeting. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders entitled to vote thereat, present in person, deemed to be present or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present, deemed to be present or represented.

What are broker non-votes?

A “broker non-vote” occurs with respect to a proposal when a broker, trustee, or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders but is not permitted to vote on other proposals without instructions from the beneficial owner and the beneficial owner fails to provide the nominee with such instructions. Under the rules of the NYSE, brokers, trustees or other nominees may (but are not required to and may elect not to) generally vote on routine matters but cannot vote on non-routine matters. We expect that only the ratification of the appointment of our independent auditor will be considered a routine matter. We do not expect the other proposals to be considered routine matters, and, as such, without your instructions, your broker cannot vote your shares. Whether a proposal is considered routine or non-routine is subject to NYSE rules and final determination by the NYSE. As mentioned above, even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. Therefore, we encourage you to provide voting instructions to your broker or other nominee as soon as possible.

Will any matters other than those identified in this Proxy Statement be decided at the Annual Meeting?

As of the date of this Proxy Statement, we are not aware of any matters to be raised at the Annual Meeting other than those described in this Proxy Statement. If any other matters are properly presented at the Annual Meeting for consideration, the people named as proxy holders on the proxy card will vote your proxy on those matters in their discretion. If any of our nominees are not available as a candidate for director, the proxy holders will vote your proxy for any other candidate the Board may nominate or the Board may choose to decrease the size of the Board or leave a vacancy on the Board.

Who can vote, and how do I vote?

Only holders of our common stock at the close of business on the record date of March 16, 2023 are entitled to notice of and to vote at the Annual Meeting. We have no other outstanding securities entitled to vote, and there are no cumulative voting rights for the election of directors. At the close of business on the record date, we had 214,075,131 shares of common stock outstanding and entitled to vote. Each holder of our common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

“Record holders” may vote (1) by completing and returning a proxy card, (2) on the Internet, or (3) using a toll-free telephone number. Please see the proxy card for specific instructions on how to vote using one of these methods. The telephone and Internet voting facilities for record holders will close at 11:59 p.m. Eastern Daylight Time on May 8, 2023. “Beneficial owners” will receive instructions from their broker or other intermediary (or should contact their broker or other intermediary for instructions) describing the procedures and options for voting. Shares held in the Arthur J. Gallagher & Co. Employees’ 401(k) Savings and Thrift Plan must be voted by 5:00 p.m. Eastern Daylight Time on May 4, 2023.

2023 PROXY STATEMENT	51

Questions & Answers About the Annual Meeting

What is the voting standard and the treatment of abstentions and broker non-votes for each item on the proxy card?

Voting Item	Voting Standard	Treatment of Abstentions & Broker Non-Votes

Election of directors (Item 1)	Majority of votes cast	Not counted as votes cast and therefore no effect

Auditor ratification (Item 2)	Majority of stock having voting power and present	Abstentions treated as votes against. Broker non-votes should not be applicable (routine matter, so brokers can vote)

Say-on-pay (Item 3)	Majority of stock having voting power and present	Abstentions treated as votes against. Broker non-votes have no effect

Vote, on an advisory basis, on the frequency of holding future advisory stockholder votes to approve the compensation of our named executive officers (Item 4)	Majority of stock having voting power and present*	Abstentions treated as votes against. Broker non-votes have no effect
Approval of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law (Item 5)	Majority of outstanding shares of common stock	Abstentions and broker non-votes treated as votes against

*

Because there are three substantive voting options with respect to this proposal, it is possible that none of them would receive an affirmative vote of the majority of stock having voting power and present. In such case, the frequency that receives the most votes of the stock having voting power and present will be considered to be the frequency approved by our stockholders.

What is the difference between a “record holder” and a “beneficial owner”?

If your shares are registered directly in your name, you are considered the “record holder” of those shares. If, on the other hand, your shares are held in a brokerage account or by a bank or other intermediary, you are considered the “beneficial owner” of shares held in street name, and a Notice of Internet Availability of Proxy Materials (Internet Availability Notice) was forwarded to you automatically from your broker or other intermediary. As a beneficial owner, you have the right to instruct your broker or other intermediary to vote your shares in accordance with your wishes. You are also invited to attend the Annual Meeting. Because a beneficial owner is not the record holder, you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from your broker or other intermediary. Your broker or other intermediary has provided you with an explanation of how to instruct it regarding the voting of your shares. If you do not provide your broker or other intermediary with voting instructions, your broker or other intermediary may in some cases vote the shares in their discretion, but are not permitted to vote on certain proposals and may elect not to vote on any of the proposals.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you are a record holder and sign the proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of our nominees to the Board, FOR ratification of the appointment of our independent registered public accounting firm, FOR the approval of the compensation of our named executive officers, 1 YEAR for the frequency to hold future advisory stockholder votes to approve the compensation of our named executive officers and FOR the amendment to our Certificate of Incorporation to limit the liability of certain officers as permitted by law).

What is “householding”?

Householding is a procedure approved by the SEC whereby multiple stockholders of record who share the same last name and address will receive only one Internet Availability Notice or one set of proxy materials. Each stockholder of record will continue to receive a separate proxy card. We have undertaken householding to reduce printing costs and postage fees. A stockholder must affirmatively consent to householding. Record holders who wish to begin or discontinue householding may contact Broadridge Investor Communication Solutions, Inc. (Broadridge) by calling 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Broadridge will undertake the necessary steps to continue or discontinue householding upon such request of a record holder. Beneficial owners who wish to begin or discontinue householding should contact their broker or other intermediary. You can also request prompt delivery of a copy of the Proxy Statement and Annual Report by contacting our Corporate Secretary at 2850 Golf Road, Rolling Meadows, Illinois 60008-4050 or at the following telephone number: 630-773-3800.

52

Questions & Answers About the Annual Meeting

What should I do if I receive more than one Internet Availability Notice or proxy card?

If you own some shares of common stock directly as a record holder and other shares indirectly as a beneficial owner, or if you own shares of common stock through more than one broker or other intermediary, you may receive multiple Internet Availability Notices or, if you request proxy materials to be delivered to you by mail, you may receive multiple proxy cards. It is necessary for you to vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the Internet Availability Notices you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each proxy card you receive will come with its own prepaid return envelope. If you vote by mail, please make sure you return each proxy card in the return envelope that accompanied the proxy card.

May I change my vote or revoke my proxy?

Yes. If you are a record holder, even after you have submitted your proxy, you may revoke your proxy at any time before it is exercised by delivering a written notice of revocation to our Corporate Secretary at 2850 Golf Road, Rolling Meadows, Illinois 60008-4050. You may also revoke your proxy and change your vote at any time by timely mailing a proxy card that is properly signed and dated with a later date than your previous vote, by casting a later dated proxy via the Internet or telephone, or by voting on the Internet at the virtual Annual Meeting.

If you are a beneficial owner of shares held in street name, you must contact the holder of record to revoke a previously authorized proxy. Beneficial owners must have a “legal proxy” from their broker to vote in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Who will pay the costs of soliciting these proxies?

We are soliciting proxies from stockholders on behalf of our Board and we will pay the costs of soliciting proxies to be voted at the Annual Meeting. After the Internet Availability Notices are initially distributed, we and our agents may also solicit proxies by mail, electronic mail, telephone or in person. We will also reimburse brokers and other intermediaries for their expenses in sending Internet Availability Notices to beneficial owners. In addition, we have hired Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, Stamford, CT 06902, to assist us in soliciting proxies, for which we will pay a fee of $10,000 plus their reasonable out-of-pocket expenses.

What is the deadline for submitting a director nominee under our “proxy access” by-law or a stockholder proposal under Rule 14a-8 to be included in the 2024 Proxy Statement?

Pursuant to Rule 14a-8, if a stockholder wants the company to consider a proposal for inclusion in our proxy materials for presentation at our 2024 Annual Meeting, the proposal should be addressed to our Corporate Secretary at 2850 Golf Road, Rolling Meadows, Illinois 60008-4050, must comply with all relevant SEC requirements, and must be received by us not later than close of business on November 28, 2023.

Our by-laws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the company’s outstanding common stock continuously for at least three years to nominate and include in the company’s proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements in our by-laws. Notice of director nominations submitted under these proxy access by-law provisions must be delivered to our Corporate Secretary at 2850 Golf Road, Rolling Meadows, Illinois 60008-4050, no earlier than the close of business on October 29, 2023 and no later than the close of business on November 28, 2023. For these purposes, “close of business” means 5:00 p.m. CDT. If the date of the Annual Meeting is more than 30 days before or after May 9, 2024, a notice under our proxy access by-law must be so delivered not earlier than the close of business on the 150th day prior to the 2024 Annual Meeting and not later than the close of business on the later of the 120th day prior to the 2024 Annual Meeting or the 10th day following the date the 2024 Annual Meeting date is publicly announced. Director nominations submitted pursuant to the proxy access provisions of our by-laws must comply with all of the requirements of our by-laws.

How do I submit a proposal regarding a director nomination or other item of business to be presented directly at the 2024 Annual Meeting?

In addition, our by-laws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting (but not for inclusion in the proxy statement). Notice of nomination or proposal must set for the information required by the by-laws (including information required under Rule 14a-19) and must be delivered to our Corporate Secretary at 2850 Golf Road, Rolling Meadows, Illinois 60008-4050, not later than the close of business on February 9, 2024 and not earlier than the close of business on January 10, 2024. If the date of the 2024 Annual Meeting is more than 30 days before or after May 9, 2024, notice of any such matter must be delivered not earlier than the close of business on the 120th day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the 10th day following the date the 2024 Annual Meeting date is publicly announced. For these purposes, “close of business” means 5:00 p.m. CDT. We will not entertain any nominations or other items of business at the 2024 Annual Meeting that do not meet the requirements in our by-laws. If we do not receive notice of a matter within the above-mentioned window (or the applicable deadline if the 2024 Annual Meeting is more than 30 days before or after May 9, 2024), SEC rules permit the people named as proxy holders on the proxy card to vote proxies in their discretion if the matter is raised at the 2024 Annual Meeting.

2023 PROXY STATEMENT	53

Questions & Answers About the Annual Meeting

How do I recommend a proposed director nominee to the Board for consideration?

Any stockholder who wishes to propose director nominees for consideration by the Board’s Nominating/Governance Committee, but does not wish to present such proposal at an annual meeting, may do so at any time by directing a description of each nominee’s name and qualifications for Board membership to the Chair of the Nominating/Governance Committee, c/o our Corporate Secretary at 2850 Golf Road, Rolling Meadows, Illinois 60008-4050. The recommendation should contain all of the information regarding the nominee described in the question and answer above and in our by-laws relating to director nominations brought before an annual meeting. The Nominating/Governance Committee evaluates nominee proposals submitted by stockholders in the same manner in which it evaluates other nominees.

Where can I find the voting results of the Annual Meeting?

An automated system administered by Broadridge will tabulate the votes. Voting results will be reported in a Current Report on Form 8-K that we will file with the SEC within four business days following the Annual Meeting.

Any stockholder who would like a copy of our Annual Report on Form 10-K, including the related financial statements and financial statement schedules, may obtain one, without charge, by addressing a request to the attention of the Corporate Secretary at 2850 Golf Road, Rolling Meadows, Illinois 60008-4050. Our copying costs will be charged if copies of exhibits to the Annual Report are requested. You may also obtain a copy of the Annual Report, including exhibits, from our website, investor.ajg.com, by clicking on “Financials.”

54

Exhibit A: Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers

as Permitted by Law

Exhibit A: Amendment to the Company’s Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law

~~TWELFTH. No director shall be personally liable to the corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the duty of loyalty to the corporation or its stockholders, (ii) shall not have acted in good faith, or in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law, or (iv) shall have derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article TWELFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Neither the amendment nor repeal of this Article TWELFTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article TWELFTH, shall eliminate or reduce the effect of this Article TWELFTH in respect of any matter occurring or any cause of action, suit or claim that, but for this Article TWELFTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.~~

TWELFTH. A director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

2023 PROXY STATEMENT	A-1

Exhibit B: Information Regarding Non-GAAP Measures

Exhibit B: Information Regarding Non-GAAP Measures

For 2022, the executive compensation performance measures used by the Compensation Committee were adjusted EBITDAC, adjusted EBITDAC per share, and adjusted revenue, in each case for our combined brokerage and risk management segments. The Committee believes that these measures align with the key components of our long-term strategy and drive our long-term stock price performance. Please see page 25 in the body of this Proxy Statement for detailed information regarding adjusted EBITDAC as used by the Committee for executive compensation purposes. In the context of 2022 compensation decisions, the Committee also considered our adjusted EBITDAC margin and organic revenue performance. For these measures, definitions and GAAP reconciliations are set forth below.

The measures discussed below are not in accordance with, or an alternative to, the GAAP information provided in this Proxy Statement. We believe that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition. Our industry peers may provide similar supplemental non-GAAP information related to adjusted EBITDAC margin and organic revenues, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information we provide should be used in addition to, but not as a substitute for, the GAAP information provided in this Proxy Statement. Certain reclassifications have been made to the prior year amounts in order to conform them to the current year presentation.

Adjusted EBITDAC Margin – adjusted EBITDAC margin is presented to improve the comparability of our results between periods by eliminating the impact of items that have a high degree of variability.

•	EBITDAC – We define this measure as net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables.

•

Adjusted EBITDAC – We define this measure as EBITDAC adjusted to exclude net gains or losses on divestitures, acquisition integration costs, workforce and lease termination related charges, acquisition-related adjustments and the period-over-period impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same periods in the prior year.

Please note that “adjusted EBITDAC” as defined on page 25 in the context of annual cash incentives and PSUs and as used throughout this proxy statement and the letter from our CEO is the same as this definition, except that it does not exclude acquisition integration costs.

•

Adjusted EBITDAC margin – We define this measure as adjusted EBITDAC divided by total adjusted revenues (for the brokerage segment) and total adjusted revenues before reimbursements (for the risk management segment). See table on page B-3.

Organic Revenues – For the brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations and program repricing in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior periods. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues excludes the period-over-period impact of foreign currency translation. For the risk management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions and the fee revenues related to operations disposed of in each year presented. In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability or are due to the limited-time nature of these revenue sources.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. We have historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of our brokerage and risk management segments. We also believe that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from our brokerage and risk management segments in a meaningful and consistent manner.

2023 PROXY STATEMENT	B-1

Exhibit B: Information Regarding Non-GAAP Measures

All figures are unaudited and in millions except percentages

Adjusted Revenue and Adjusted EBITDAC Margin

ADJUSTED REVENUE	2022	2021

Brokerage – Revenue	$7,303.8	$5,967.5

Net gains (losses) on divestitures	(12.1)	(18.8)
Levelized foreign currency translation	8.9	(148.3)
Brokerage – Adjusted Revenue	$7,300.6	$5,800.4

Risk Management – Revenue	$1,092.6	$967.6

Net gains (losses) on divestitures	(0.9)	(0.1)
Levelized foreign currency translation	—	(14.7)
Risk Management – Adjusted Revenue	$1,091.7	$952.8
Brokerage and Risk Management – Adjusted Revenue	$8,392.3	$6,753.2

EBITDAC – Brokerage	2022	2021

Net earnings	$1,201.8	$1,016.6

Provision for income taxes	394.7	328.9

Depreciation	103.6	87.8

Amortization	448.7	407.6
Change in estimated acquisition earnout payables	90.4	116.3
EBITDAC	$2,239.2	$1,957.2

EBITDAC – Risk Management	2022	2021

Net earnings	$115.8	$89.5

Provision for income taxes	41.4	30.6

Depreciation	37.8	46.2

Amortization	6.2	7.5
Change in estimated acquisition estimated payables	(7.4)	3.3
EBITDAC	$193.8	$177.1

EBITDAC – Brokerage and Risk Management	2022	2021

Net earnings	$1,317.6	$1,106.1

Provision for income taxes	436.1	359.5

Depreciation	141.4	134.0

Amortization	454.9	415.1
Change in estimated acquisition estimated payables	83.0	119.6
EBITDAC	$2,433.0	$2,134.3

B-2

Exhibit B: Information Regarding Non-GAAP Measures

ADJUSTED EBITDAC	2022	2021

Brokerage – EBITDAC	$2,239.2	$1,957.2

Net gains (loss) on divestitures	(12.1)	(18.8)

Acquisition integration	167.9	31.7

Workforce and lease termination	48.9	20.6

Acquisition related adjustments	46.8	27.4
Levelized foreign currency translation	—	(41.1)
Brokerage – Adjusted EBITDAC	$2,490.7	$1,977.0

Risk Management – EBITDAC	$193.8	$177.1

Net gains (losses) on divestitures	(0.9)	(0)

Workforce and lease termination	6.4	7.1

Acquisition related adjustments	0.4	0.4

Acquisition integration	1.8	—
Levelized foreign currency translation	—	(3.5)
Risk Management – Adjusted EBITDAC	$201.5	$181.0
Brokerage and Risk Management – Adjusted EBITDAC	$2,692.2	$2,158.0
Brokerage and Risk Management – Adjusted Revenue	$8,392.3	$6,753.2
Brokerage and Risk Management – Adjusted EBITDAC Margin	32.1%	32.0%

ADJUSTED EBITDAC (as defined for Annual Cash Incentives and PSUs)	2022	2021

Brokerage – ADJUSTED EBITDAC	$2,490.7	$1,977.0

Acquisition integration	(167.9)	(31.5)
Levelized foreign currency translation	6.4	9.0
Brokerage – Adjusted EBITDAC (as defined for Annual Cash Incentives and PSUs)	$2,329.4	$1,954.5

Risk Management – ADJUSTED EBITDAC	$201.5	$181.0

Acquisition integration	(1.8)	—
Levelized foreign currency translation	—	—
Risk Management – Adjusted EBITDAC (as defined for Annual Cash Incentives and PSUs)	$199.7	$181.0
Brokerage and Risk Management – Adjusted EBITDAC (as defined for Annual Cash Incentives and PSUs)	$2,529.1	$2,135.5

2023 PROXY STATEMENT	B-3

Exhibit B: Information Regarding Non-GAAP Measures

Organic Revenue Growth

Brokerage – Organic Revenue Growth	2022	2021

Commissions and fees, as reported	$6,664.3	$5,429.2

Less commission and fees from acquisitions	(883.2)	—

Less divested operations	—	(2.2)

Levelized foreign currency translation	—	(143.6)

Organic base commissions and fees	$5,781.1	$5,283.4

Supplemental revenues, as reported	$284.7	$248.7

Less supplemental revenues from acquisitions	(2.2)	—

Levelized foreign currency translation	—	(6.6)

Organic supplemental revenues	$282.5	$242.1

Contingent revenues, as reported	$207.3	$188.0

Less contingent revenues from acquisitions	(3.0)	—

Levelized foreign currency translation	—	(1.5)
Organic contingent revenues	$204.3	$186.5
Organic base commissions and fees, supplemental revenues and contingent revenues	$6,267.9	$5,712.0
Organic change in base commissions and fees, supplemental revenues and contingent revenues	9.7%

Risk Management – Organic Revenue Growth	2022	2021

Fees	$1,075.8	$954.0

International performance bonus fees	15.0	13.2

Fees as reported	1,090.8	967.2

Less fees from acquisitions	(12.0)	—

Less divested operations		(0.3)

Levelized foreign currency translation	—	(14.7)
Organic fees	$1,078.8	$952.2
Organic change in fees	13.3%

Combined Brokerage and Risk Management – Organic Revenue Growth	2022	2021
Combined organic revenue	$7,346.7	$6,664.2
Organic change in revenue	10.2%

B-4

Exhibit C: Resources

Exhibit C: Resources*

Annual Meeting

Proxy Statement	www.ajg.com/ir > Financial Reports > 2023 Proxy Statement
Annual Report	www.ajg.com/ir > Financial Reports > 2022 Annual Report

Board of Directors

Board of Directors	www.ajg.com/ir > Corporate Governance > Board of Directors

Board Committee Members	www.ajg.com/ir > Corporate Governance > Committee Members

Audit Committee Charter	www.ajg.com/ir > Corporate Governance > Audit Committee Charter

Compensation Committee Charter	www.ajg.com/ir > Corporate Governance > Compensation Committee Charter

Nominating/Governance Committee Charter	www.ajg.com/ir > Corporate Governance > Nominating/Governance Committee Charter
Risk and Compliance Committee Charter	www.ajg.com/ir > Corporate Governance > Risk and Compliance Committee Charter

Governance Documents

By-laws	www.ajg.com/ir > Corporate Governance > By-laws

Governance Guidelines	www.ajg.com/ir > Corporate Governance > Governance Guidelines
Global Standards of Business Conduct	www.ajg.com/ir > Corporate Governance > Global Standards of Business Conduct

Other Resources

The Gallagher Way	www.ajg.com/about-us/the-gallagher-way/

Sustainability Report	www.ajg.com/ir > ESG > Sustainability Report

Climate Disclosure Report	www.ajg.com/ir > ESG > Climate Disclosure Report
SASB Disclosures	www.ajg.com/ir > ESG > SASB Disclosures

*

The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website, including the documents referenced above, into this Proxy Statement.

2023 PROXY STATEMENT	C-1

The Gallagher Way. Since 1927.

Arthur J. Gallagher & Co.

Global Headquarters
2850 Golf Road
Rolling Meadows, IL 60008-4050
630.773.3800

www.AJG.com

© 2023 Arthur J. Gallagher & Co.

ARTHUR J. GALLAGHER & CO.

2850 GOLF ROAD

ROLLING MEADOWS, IL 60008-4050

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on May 8, 2023 (other than with respect to shares held in The Arthur J. Gallagher & Co. Employees' 401(k) Savings and Thrift Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AJG2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Daylight Time on May 8, 2023 (other than with respect to shares held in The Arthur J. Gallagher & Co. Employees' 401(k) Savings and Thrift Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

The Arthur J. Gallagher & Co. Employees' 401(k) Savings and Thrift Plan

Vote by 5:00 P.M. Eastern Daylight Time on May 4, 2023 for shares held in The Arthur J. Gallagher & Co. Employees' 401(k) Savings and Thrift Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V07576-P89368	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — —— — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ARTHUR J. GALLAGHER & CO.

Company Proposals The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1 below:
1.	Election of Directors		For	Against	Abstain
	1a.	Sherry S. Barrat	☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

	1b.	William L. Bax	☐	☐	☐	2.	Ratification of the Appointment of Ernst & Young LLP as our Independent Auditor for the fiscal year ending December 31, 2023.	☐	☐	☐
	1c.	Teresa H. Clarke	☐	☐	☐	3.	Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers.	☐	☐	☐
	1d.	D. John Coldman	☐	☐	☐

	1e.	J. Patrick Gallagher, Jr.	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR for proposal 4.	1 Year	2 Years	3 Years	Abstain
	1f.	David S. Johnson	☐	☐	☐	4.	Vote, on an Advisory Basis, on the Frequency of Future Votes to Approve the Compensation of Named Executive Officers. ☐	☐	☐	☐
	1g.	Christopher C. Miskel	☐	☐	☐

	1h.	Ralph J. Nicoletti	☐	☐	☐	The Board of Directors recommends you vote FOR proposal 5.		For	Against	Abstain

	1i.	Norman L. Rosenthal	☐	☐	☐	5.	Approval of Amendment to the Company's Amended and Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of 2023 Annual Meeting and Proxy Statement and 2022 Annual Report are available at

www.proxyvote.com.

We will be conducting our 2023 Annual Meeting of Stockholders virtually at www.virtualshareholdermeeting.com/AJG2023.

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V07577-P89368

ARTHUR J. GALLAGHER & CO.

Annual Meeting of Stockholders

May 9, 2023 9:00 AM CDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoints J. Patrick Gallagher, Jr. and Walter D. Bay, each of whom is an officer of Arthur J. Gallagher & Co., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of Common Stock of ARTHUR J. GALLAGHER & CO. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on May 9, 2023, virtually at www.virtualshareholdermeeting.com/AJG2023, and any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

This proxy, when properly executed, will be voted in the manner directed herein. If the proxy is properly executed but no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. For participants in The Arthur J. Gallagher & Co. Employees' 401(k) Savings and Thrift Plan, if you do not provide voting instructions, the trustee will vote the shares that are deemed to be in the account in The Arthur J. Gallagher & Co. Employees' 401(k) Savings and Thrift Plan in the same proportion as The Arthur J. Gallagher & Co. Employees' 401(k) Savings and Thrift Plan shares of other participants for which the trustee has received proper voting instructions. The votes by The Arthur J. Gallagher & Co. Employees' 401(k) Savings and Thrift Plan participants must be received no later than by 5:00 P.M. Eastern Daylight Time on May 4, 2023.

Continued and to be signed on reverse side